Exhibit 3.1

THIRD AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

ARGOS THERAPEUTICS, INC.

ARGOS THERAPEUTICS, INC., a corporation organized and existing under the laws of the State of Delaware, hereby certifies as follows:

1.	The name of the Company is ARGOS THERAPEUTICS, INC. The Company’s original Certificate of Incorporation was filed on May 8, 1997 under the name “Dendritix, Inc.”. The Company’s Amended and Restated Certificate of Incorporation was filed on April 11, 2001 and was subsequently amended (the Company’s Amended and Restated Certificate of incorporation as so amended, the “Old Restated Certificate”).

2.	Pursuant to Section 242 and 245 of the General Corporation Law of the State of Delaware, this Third Amended and Restated Certificate of Incorporation restates and integrates and further amends the provisions of the Old Restated Certificate.

3.	The terms and provisions of this Third Amended and Restated Certificate of Incorporation have been duly approved by vote of the required number of shares of each outstanding class of stock of this Company pursuant to Subsection 242 of the General Corporation Law of the State of Delaware (the “General Corporation Law”).

4.	The text of the Old Restated Certificate is as hereby restated and further amended to read in its entirety as follows:

1.	NAME

The name of the Company shall be ARGOS THERAPEUTICS, Inc.

2.	ADDRESS

The address of the registered office of the Company in the State of Delaware is 2711 Centerville Road Suite 400, Wilmington, New Castle County, Delaware, 19808 and the name of the registered agent is Corporation Service Company.

3.	PURPOSE

The purpose for which the Company is organized is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

4.	STOCK

4.1 Authorization of Stock. The total number of shares of all classes of stock which the Company shall have authority to issue pursuant to this Third Amended and Restated Certificate of Incorporation (this “Restated Certificate”) is 377,591,089, of which (i) 220,000,000 shares are of a class designated “Common Stock”, $0.001 par value (the “Common”), and (ii) 157,591,089 shares are of a class designated “Preferred Stock”, $0.001 par value (the “Preferred”), of which 1,648,253 shares are of a series of such class designated “Series A Preferred Stock” (the “Series A Preferred”), 31,060,286 shares are of a series of such class designated “Series B Preferred Stock” (the “Series B Preferred”), 3,671,086 shares are of a series of such class designated “Series B-1 Preferred Stock” (the “Series B-1 Preferred”), and 121,211,464 shares are of a series of such class designated “Series C Preferred Stock” (the “Series C Preferred”).

Upon the filing of this Restated Certificate (the time of such filing the “Effective Time” and the date of such filing the “Filing Date”), each share of the Company’s Common Stock, par value $0.001 per share, outstanding at the Effective Time (the “Old Common Stock”), shall be combined, reclassified and changed into 0.01 fully paid and nonassessable share of Common without any action on the part of the holder thereof (the “Recapitalization”). All shares of Common issued to any holder of Old Common Stock as a result of the Recapitalization shall be aggregated for the purpose of determining the number of shares of Common to which such holder shall be entitled, and no fractional shares shall be issued in connection with the Recapitalization. Any stockholder who would otherwise be entitled to receive a fractional share of Common as a result of the Recapitalization shall receive in lieu thereof cash in an amount equal to such fraction multiplied by $0.289018. At and after the Effective Time, each outstanding certificate that prior thereto represented shares of Old Common Stock shall be deemed for all purposes to evidence ownership of and to represent that whole number of shares of Common into which the shares represented by such certificate shall have been combined, reclassified and changed as herein provided, plus the right to receive cash in lieu of, any fractional share as described above. Until any such outstanding stock certificate shall have been surrendered for transfer or otherwise accounted for to the Company, the registered owner thereof on the books and records of the Company shall have and be entitled to exercise any voting and other rights with respect to, and to receive any dividend and other distributions upon, the shares of Common issuable to the holder thereof upon surrender of such certificate. No cash in lieu of any fractional share shall be paid to any stockholder until such stockholder shall have surrendered for transfer or otherwise accounted to the Company for the outstanding stock certificates entitling such stockholder to such cash.

4.2 Powers and Qualifications of Common Stock. The voting, dividend and liquidation rights of the holders of the Common Stock are subject to and qualified by the rights, powers and preferences of the holders of the Preferred Stock set forth herein, and are as follows:

4.2.1	Voting Rights. Except as otherwise required by law or expressly provided in this Restated Certificate, each share of Common (including any fractional share) shall entitle the holder thereof to vote on each matter submitted to a vote of the shareholders of the Company and to have one vote for each full share of Common (or the applicable fraction of one vote, for a fraction of a share); provided, however, that, except as otherwise required by law, holders of Common, as such, shall not be entitled to vote on any amendment to the Restated Certificate that relates solely to the terms of one or more outstanding series of Preferred if the holders of such affected series are entitled, either separately or together with the holders of one or more other such series, to vote thereon pursuant to the Restated Certificate or pursuant to the General Corporation Law. The number of authorized shares of Common may be increased or decreased (but not below the number of shares thereof then outstanding) by (in addition to any vote of the holders of one or more series of Preferred that may be required by the terms of the Restated Certificate) the affirmative vote of the holders of shares of capital stock of the Corporation representing a majority of the votes represented by all outstanding shares of capital stock of the Company entitled to vote, irrespective of the provisions of Section 242(b)(2) of the General Corporation Law. Except as otherwise required by law or expressly provided in this Restated Certificate, the holders of shares of Common and Preferred shall vote together and not as separate classes or series.

4.2.2	Dividends. Subject to the rights of holders of Preferred set forth in Sections 4.3.2, 4.4.2, 4.5.2 and 4.6.2 of this Restated Certificate and except as otherwise provided herein, the holders of Common shall be entitled to receive dividends out of funds legally available therefor at such times and in such amounts as the Board of Directors may determine in its sole discretion; provided, however, that no dividends may be declared on outstanding shares of Common unless such dividends also shall have been declared on all outstanding Preferred.

4.2.3	Liquidation. Upon the dissolution, liquidation or winding up of the Company, whether voluntary or involuntary, including but not limited to any transaction under Section 4.3.3.4, 4.4.3.4, 4.5.3.4 and 4.6.3.4, the assets of the Company available for distribution to shareholders after and in addition to the distribution of the preferential amounts pursuant to Sections 4.3.3.1, 4.4.3.1, 4.5.3.1 and 4.6,3.1 of this Restated Certificate, shall be distributed ratably to all holders of Common and Preferred in accordance with the provisions of Sections 4.3.3.3, 4.4.3.3, 4.5.3.3 and 4.6.3.3 of this Restated Certificate.

4.3 Powers and Qualifications of Series A Preferred Stock. The powers, preferences and rights, and the qualifications, restrictions or limitations, of the Series A Preferred are as follows:

4.3.1	Voting Rights. Except as otherwise required by law or expressly provided in this Restated Certificate, each share of Series A Preferred (including any fractional share) shall entitle the holder thereof to vote on each matter submitted to a vote of the shareholders of the Company and to have the number of votes equal to the number (including any fraction) of shares of Common into which such share of Series A Preferred is then convertible pursuant to the provisions hereof at the record date for the determination of shareholders entitled to vote on such matter or, if no such record date is established, at the date such vote is taken or any written consent of shareholders becomes effective. Except as otherwise required by law or expressly provided in this Restated Certificate, the holders of shares of Common and Preferred of all classes shall vote together and not as separate classes or series.

4.3.2	Dividends.

4.3.2.1 Subject to the rights of holders of Series B Preferred pursuant to the provisions of Section 4.4.2, holders of Series B-1 Preferred pursuant to the provisions of Section 4.5.2 and holders of Series C Preferred pursuant to the provisions of Section 4.6.2, the holders of Series A Preferred shall be entitled to receive dividends at the rate of 8% of the Series A Original Purchase Price (as hereafter defined) (such amount to be adjusted proportionately in the event the shares of Series A Preferred are subdivided into a greater number or combined into a lesser number) per annum, payable out of funds legally available therefor. Such dividends shall be payable only when, as and if declared by the Board of Directors and shall be non-cumulative. The “Series A Original Purchase Price” shall be $1.00.

4.3.2.2 No dividends (other than those payable on Common solely in shares of Common) shall be paid on any shares of Common during any fiscal year of the Company until dividends in the total amount determined in accordance with Section 4,3.2.1 (adjusted in accordance therewith, if applicable) on the Series A Preferred, shall have been paid or declared and set apart during that fiscal year, and no dividends (other than those payable on Common solely in shares of Common) shall be paid on any share of Common, unless a dividend is paid with respect to all outstanding shares of Series A Preferred in an amount for each such share of Series A Preferred equal to or greater than the aggregate amount of such dividends for all shares of Common into which each such share of Series A Preferred could then be converted.

4.3.2.3 In the event any dividend or other distribution payable in cash or other property (other than securities of the Company the issuance of which gives rise to adjustments pursuant to Section 4.3.4.4 of this Restated Certificate) is declared on any Common, each holder of shares of Series A Preferred on the record date for such dividend or distribution shall be entitled to receive, in addition to any dividend under Section 4.3.2.1, on the date of payment or distribution of such dividend or other distribution the same cash or other property which such holder would have received on such record date if such holder were the holder of record of the number (including any fraction) of shares of Common into which the shares of Series A Preferred then held . by such holder are then convertible.

4.3.2.4 In the event a holder of Series A Preferred, (i) executes the Series C . Preferred Stock Purchase Agreement by and among the Company and the Purchasers named therein dated on or about the Filing Date (the “Series C Purchase Agreement”) and commits to purchase thereunder an amount of Series C Preferred having an aggregate purchase price at least equal to such holder’s Pro Rata Share as set forth opposite such holder’s name on Exhibit A-3 to the Series C Purchase Agreement (such holder’s “Pro Rata Share”), and (ii) at the Initial Closing (as defined in the Series C Purchase Agreement; hereafter, the “Initial Closing”) purchases the amount of Series C Preferred allocated to such holder as set forth opposite such holder’s name under the heading “Cash Initial Shares” on Exhibit A-1 to the Series C Purchase Agreement, then at the Initial Closing such holder shall be issued a number of additional shares of Series A Preferred equal to the greatest whole number obtained by dividing the aggregate amount of the dividends that have accrued on such holder’s shares of Series A Preferred through January 31, 2008 under the Old Restated Certificate but have not been paid, whether or not declared, by the Series A Original Purchase Price. All other dividends that have accrued on such holder’s shares of Series A Preferred through the Effective Time under the Old Restated Certificate but have not been paid shall be cancelled. In determining whether any holder of Series A Preferred has satisfied the criteria set forth in clause (i) of this Section 4.3.2.4, any purchases of Series C Preferred under the Series C Purchase Agreement by a Related Party (as defined below) of such holder that are in excess of the Pro Rata Share of such Related Party shall, to the extent requested by such holder, be attributed to such holder; provided that no shares constituting part of such excess shall be attributed to more than one holder of Preferred. The term “Related Party” means with respect to a Company stockholder (a) such stockholder’s affiliate, (b) if such stockholder is a venture capital or other investment fund, such stockholder’s exclusive provider of investment management or investment advisory services (a “Manager”), such Manager’s affiliates, any other venture capital or investment fund to which such Manager or its affiliates provide exclusive investment management or investment advisory services, and any other venture capital or investment fund in the same fund family and (c) a venture capital or other investment fund in respect of which such stockholder, or an affiliate of such stockholder, is a Manager.

4.3.3	Liquidation Rights.

4.3.3.1 Subject to the rights of holders of Series B Preferred pursuant to the provisions of Section 4.4.3, holders of Series B-1 Preferred pursuant to the provisions of Section 4,5.3 and holders of Series C Preferred pursuant to the provisions of Section 4.6.3, if the Company shall be voluntarily or involuntarily liquidated, dissolved or wound up, the holder of each share of Series A Preferred then outstanding (including any fractional shares) shall be entitled to receive out of the assets of the Company available for distribution to shareholders, and before any payment or declaration and setting apart for payment of any amount shall be made with respect to the Common, an amount equal to (i) 100% of the Series A Original Purchase Price (such amount to be adjusted proportionately in the event the shares of Series A Preferred are subdivided into a greater number or combined into a lesser number), plus (ii) an amount equal to any dividends on such share which are declared but unpaid as of such liquidation, dissolution or winding up of the Company.

4.3.3.2 If, upon any liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, and subject to payment to holders of Series B Preferred of the full preferential amount pursuant to Section 4.4.3.1, holders of Series B-1 Preferred of the full preferential amount pursuant to Section 4.5.3.1 and holders of Series C Preferred of the full preferential amount pursuant to Section 4.6.3.1, the assets to be distributed to the holders of Series A Preferred shall be insufficient to permit the payment of the full preferential amount pursuant to Section 4.3.3.1 of this Restated Certificate, then all of the then-remaining assets of the Company to be distributed shall be distributed ratably to the holders of Series A Preferred.

4.3.3.3 Upon the dissolution, liquidation or winding up of the Company, whether voluntary or involuntary, the assets of the Company available for distribution to shareholders after and in addition to the distribution of the preferential amounts pursuant to Sections 4.6.3.1, 4.5.3.1, 4.4.3.1 and 4.3.3.1 of this Restated Certificate, shall be distributed ratably to all holders of Common and Preferred on an “as-converted basis”.

4.3.3.4 For purposes of this Restated Certificate, including without limitation Sections 4.6.3, 4.5.3, 4.4.3 and 4.3.3, unless waived by the holders of at least 60% of the outstanding shares of Series C Preferred, each of the following events shall be treated as a liquidation, dissolution or winding up of the Company and shall entitle the holders of shares of all series of Preferred and Common to receive at the closing in cash, securities or other property (valued as provided in Sections 4.3.3.5, 4.4.3.5, 4.5.3.5 and 4.6.3.5) the amounts specified in Sections 4.3.3.1 through 4.3.3.5, 4.4.3.1 through 4.4.3.5, 4.5.3.1 through 4.5.3.5 and 4.6.3.1 through 4.6.3.5: (i) any acquisition of the Company by means of merger or other form of corporate reorganization in which outstanding shares of the Company are exchanged for securities or other consideration issued, or caused to be issued, by the acquiring corporation or its subsidiary (other than a transaction resulting in ownership of more than 50% of the equity of the acquiring corporation by shareholders of the Company) or (ii) a sale of the voting control of the Company or (iii) a sale of all or substantially all of the assets of the Company. The sale of shares of Series C Preferred pursuant to the Series C Purchase Agreement shall not be treated as a liquidation, dissolution or winding up of the Company.

4.3.3.5 Whenever the distribution provided for in this Section 4.3.3 shall be payable in securities or property other than cash, the value of such distribution shall be the fair market value of such securities or other property as determined in good faith by the Board of Directors.

4.3.4	Conversion.

4.3.4.1 Terms of Conversion.

4.3.4.1.1 Optional Conversion. The holder of each share of Series A Preferred shall have the right (the “Series A Conversion Right”), at such holder’s option, to convert such share at any time, without cost and otherwise on the terms of this Section 4.3.4, into the number of fully paid and non-assessable shares of Common that results from dividing:

(A) $1.00,

by:

(B) the Series A Conversion Price in effect at the time of conversion.

The “Series A Conversion Price” shall initially be $1.00 and shall be subject to adjustment from time to time as provided in this Section 4.3.4.

4.3.4.1.2 Mandatory Conversion. All of the outstanding Series A Preferred shall, without any further action by a holder thereof, convert into Common (a “Series A Mandatory Conversion”) upon the first to occur of the following (each a “Series A Mandatory Conversion Event”): (A) the Company’s Qualified Public Offering, (B) at such time as at least two-thirds of the aggregate number of shares of Series A Preferred issued prior to such time have been voluntarily converted into Common by the holders thereof, (C) at such time as is specified in a vote or written consent of the holders of a majority of the outstanding shares of Series A Preferred, or (D) at such time as is specified in a vote or written consent of the holders of at least 60% of the outstanding shares of Series C Preferred with respect to the conversion of all Preferred into Common. In each case each share of Series A Preferred shall be automatically converted, without cost, on the terms of this Section 4.3.4, into the number of shares of Common into which such share of Series A Preferred would be convertible under Section 4.3.4.1.1 immediately prior to such conversion. As used in this Restated Certificate, “Qualified Public Offering” means the closing of a firm commitment underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, covering the offer and sale of Common for the account of the Company to the public at a price per share of not less than three times the Series C Original Purchase Price (as adjusted for stock splits, dividends and the like) with aggregate proceeds to the Company of not less than $30,000,000 (before deduction of underwriters commissions and expenses).

4.3.4.1.3 Pay to Play Conversion.

(a)	Concurrently with the Initial Closing, each share of Series A Preferred outstanding at the time of the Initial Closing shall automatically convert into 0.01 share of Common except as expressly provided under this paragraph (a). Each share of Series A Preferred issued after the Initial Closing upon the exercise of a warrant outstanding at the time of the Initial Closing shall immediately upon issuance convert into 0.01 share of Common except as expressly provided under this paragraph (a). The foregoing conversion to Common shall not occur with respect to any share of Series A Preferred if the holder of such share of Series A Preferred or warrant to purchase Series A Preferred (i) executes the Series C Purchase Agreement and commits to purchase thereunder an amount of Series C Preferred having an aggregate purchase price at least equal to such holder’s Pro Rata Share as set forth opposite such holder’s name on Exhibit A-3 to the Series C Purchase Agreement, and (ii) at the Initial Closing purchases the amount of Series C Preferred allocated to such holder as set forth opposite such holder’s name under the heading “Cash Initial Shares” on Exhibit A-1 to the Series C Purchase Agreement. Following the conversion of such shares of Series A Preferred, the holder thereof shall surrender the certificate or certificates therefor at the office of the Company or any transfer agent for the Series A Preferred. Upon such surrender, the Company shall issue and deliver to such holder, or to the nominee or nominees of such holder, a certificate or certificates for the number of shares of Common to which such holder is entitled. If a holder’s shares of Series A Preferred are converted pursuant to this Section 4.3.4.1.3(a), then notwithstanding that the certificates evidencing such shares shall not have been surrendered, all rights with respect to such shares shall terminate at the Initial Closing, except only the right of the holder to receive certificates evidencing the shares of Common upon surrender of the certificate evidencing such converted shares of Series A Preferred. Any dividends or distributions accrued but unpaid at the time of conversion with respect to a share of Series A Preferred so converted pursuant to this Section 4.3.4.1.3(a), whether declared or not, shall be cancelled. In determining whether any holder of Series A Preferred has satisfied the criteria set forth in clause (i) of this Section 4.3.4.1.3(a), any purchases of Series C Preferred under the Series C Purchase Agreement by a Related Party of such holder that are in excess of the Pro Rata Share of such Related Party shall, to the extent requested by such holder, be attributed to such holder; provided that no shares constituting part of such excess shall be attributed to more than one holder of Preferred.

(b)	If the Milestone Closing (as defined in the Series C Purchase, Agreement; hereafter, the “Milestone Closing”) occurs and a holder of Series A Preferred does not purchase the number of Milestone Shares (as defined in the Series C Purchase Agreement; hereafter, the “Milestone Shares”) allocated to such holder under the Series C Purchase Agreement, then concurrently with the Milestone Closing (i) each share of Series A Preferred issued to such holder pursuant to Section 4.3.2.4 shall automatically be redeemed pursuant to the terms of Section 4.5 of the Series C Purchase Agreement and (ii) each other share of Series A Preferred held by such holder, or held by such holder at the time of the initial Closing and subsequently transferred, shall automatically convert into 0.01 share of Common. Promptly following the Milestone Closing, the holder of shares so redeemed or converted shall surrender the certificates therefor at the office of the Company or any transfer agent for the Series A Preferred. In the case of converted shares, upon such surrender the Company shall issue and deliver to such holder, or to the nominee or nominees of such holder, a certificate or certificates for the number of shares of Common to which such holder is entitled. If a holder’s shares of Series A Preferred are redeemed or converted pursuant to this Section 4.3.4.1.3(b), then notwithstanding that the certificates evidencing such shares shall not have been surrendered, all rights with respect to such shares shall terminate at the Milestone Closing, except only the right of the holder upon surrender of the certificates evidencing such converted shares to receive certificates evidencing the shares of Common issued upon such conversion. In determining whether any holder of Series A Preferred has purchased the number of Milestone Shares allocated to such holder under the Series C Purchase Agreement, any purchases of Milestone Shares under the Series C Purchase Agreement by a Related Party of such holder that are in excess of the Milestone Shares allocated to such Related Party under the Series C Purchase Agreement shall, to the extent requested by such holder, be attributed to such holder; provided that no shares constituting part of such excess shall be attributed to more than one holder of Preferred.

(c)	All shares of Common issued to any holder of Series A Preferred as a result of conversion pursuant to this Section 4.3.4.1.3 shall be aggregated for the purpose of determining the number of shares of Common to which such holder shall be entitled, and no fractional shares shall be issued in connection with such conversion. Any stockholder who would otherwise be entitled to receive a fractional share of Common as a result of such conversion shall receive in lieu thereof cash in an amount equal to such fraction multiplied by the Series C Original Purchase Price (as defined below).

4.3.4.2 Mechanics of Conversion.

4.3.4.2.1 Optional Conversion. A holder of any share of Series A Preferred may exercise the Series A Conversion Right of such share by surrendering the certificate therefor, duly endorsed, at the office of the Company or of any transfer agent for the Series A Preferred, together with a written notice to the Company which states:

(A) that such holder elects to convert the same,

(B) the number of shares of Series A Preferred being converted, and

(C) the name or names in which such holder wishes the certificate or certificates for shares of Common to be issued.

Thereupon the Company shall promptly issue and deliver to the holder of such shares, or to the nominee or nominees of such holder, a certificate or certificates for the number of shares of Common to which such holder shall be entitled. If the certificate evidencing the shares of Series A Preferred being converted shall also evidence shares of Series A Preferred not being converted, then the Company shall also deliver to the holder of such certificate, or to the nominee or nominees of such holder, a new stock certificate evidencing the Series A Preferred not converted. Any dividends or distributions declared but unpaid at the time of conversion with respect to a share of Series A Preferred so converted shall be payable ratably to the holders of the Common issued upon such conversion.

4.3.4.2.2 Mandatory Conversion. The Company shall give written notice to each holder of a share of Series A Preferred (A) not more than forty (40) nor less than twenty (20) days before the anticipated effective date of the registration statement with respect to any Qualified Public Offering, and shall also give written notice to each such holder upon the occurrence of any Qualified Public Offering; and (B) upon the occurrence of any other Series A Mandatory Conversion Event. Following the conversion of such shares, each holder of shares so converted may surrender the certificate therefor at the office of the Company or any transfer agent for the Series A Preferred. Upon such surrender, the Company shall issue and deliver to each holder, or to the nominee or nominees of such holder, a certificate or certificates for the number of shares of Common to which such holder is entitled. Any dividends or distributions declared but unpaid at the time of conversion with respect to a share of Series A Preferred so converted shall be payable ratably to the holders of the Common issued upon such conversion.

4.3.4.3 Effective Date of Conversion.

4.3.4.3.1 Optional Conversion. The conversion of any shares of Series A Preferred shall be deemed to have been made immediately prior to the close of business on the date that the shares to be converted are surrendered to the Company together with the notice required by Section 4.3.4,2.1, and the person or persons entitled to receive the shares of Common issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common on such date.

4.3.4.3.2 Mandatory Conversion. The conversion of shares of Series A Preferred shall take place upon the first to occur of the Series A Mandatory Conversion Events, whether or not the certificates representing such shares of Series A Preferred shall have been surrendered or new certificates representing the shares of Common into which such shares have been converted shall have been issued.

4.3.4.4 Adjustment of Conversion Price.

4.3.4.4.1 Subdivision or Combination of Shares. If the Company at any time subdivides or combines the outstanding Common after the Filing Date, the Series A Conversion Price shall be decreased, in the case of a subdivision, or increased, in the case of a combination, in the same proportions as the Common is subdivided or combined, effective automatically as of the date the Company shall take a record of the holders of its Common for the purpose of the subdivision or combination (or if no such record is taken, as of the effectiveness of the subdivision or combination).

4.3.4.4.2 Stock Dividends. If the Company at any time pays a dividend, or makes any other distribution, to holders of Common payable in shares of Common, or fixes a record date for the determination of holders of Common entitled to receive a dividend or other distribution payable in shares of Common, the Series A Conversion Price shall be decreased by multiplying it by a fraction:

(A) the numerator of which shall be the total number of shares of Common outstanding immediately prior to such dividend or distribution, and

(B) the denominator of which shall be the total number of shares of Common outstanding immediately after such dividend or distribution (plus, if the Company paid cash instead of fractional shares otherwise issuable in such dividend or distribution, the number of additional shares which would have been outstanding had the Company issued fractional shares instead of cash), effective automatically as of the date the Company shall take a record of the holders of its Common for the purpose of receiving such dividend or distribution (or if no such record is taken, as of the effectiveness of such dividend or distribution).

4.3.4.4.3 Reclassification, Consolidation or Merger. If at any time, as a result of:

(A) a capital reorganization or reclassification (other than a subdivision, combination or dividend which gives rise to adjustment of the Series A Conversion Price pursuant to Sections 4.3.4.4.1 or 4.3.4.4.2), or

(B) a merger or consolidation of the Company with another corporation (whether or not the Company is the surviving corporation),

the Common issuable upon the conversion of the Series A Preferred shall be changed into or exchanged for the same or a different number of shares of any class or classes of stock of the Company or any other corporation, or other securities convertible into such shares, then, as a part of such reorganization, reclassification, merger or consolidation, appropriate adjustments shall be made in the terms of the Series A Preferred (or of any securities into which the Series A Preferred is changed or for which the Series A Preferred is exchanged), so that:

(X) the holders of Series A Preferred or of such substitute securities shall thereafter be entitled to receive, upon conversion of the Series A Preferred or of such substitute securities, the kind and amount of shares of stock, other securities, money and property which such holders would have received at the time of such capital reorganization, reclassification, merger, or consolidation, if such holders had converted their Series A Preferred into Common immediately prior to such capital reorganization, reclassification, merger, or consolidation, and

(Y) the Series A Preferred or such substitute securities shall thereafter be adjusted on terms as nearly equivalent as may be practicable to the adjustments theretofore provided in this Section 4.3.4.4.

The provisions of this Section 4.3.4.4.3 shall similarly apply to successive capital reorganizations, reclassifications, mergers, and consolidations.

4.3.4.4.4 Additional Shares of Common.

(A) As used in this Restated Certificate, the term “Additional Shares of Common” means all shares of Common issued by the Company, or deemed to be issued pursuant to Section 4.3.4.4.5, after the Filing Date, whether or not subsequently reacquired or retired by the Company, other than:

(1) shares of Common issued in transactions giving rise to adjustments under Sections 4.3.4.4.1, 4.3.4.4.2, 4.3.4.4.3, 4.4.4.4.1, 4.4.4.4.2, 4.4.4.4.3, 4.5.4.4.1, 4.5.4.4.2, 4.5.4.4.3, 4.6.4.4.1, 4.6.4.4.2 or 4.6.4.4.3

(2) shares of Common issued upon conversion of shares of Series A Preferred, Series B Preferred, Series B-1 Preferred or Series C Preferred,

(3) up to 36,833,374 shares of Common issued upon the exercise of any options granted to employees or directors of, or consultants to, the Company as compensation for services rendered to the Company pursuant to one or more option plans approved by the affirmative vote or written consent of the Board of Directors, (such amount to be adjusted proportionately in the event shares of Common are subdivided into a greater number or combined into a lesser number),

(4) shares of Series A Preferred, Series B Preferred, or Series B-1 Preferred issued pursuant to Section 4.3.2.4, 4.4.2.4 or 4.5.2.4, (and the shares of Common issued upon the conversion thereof),

(5) up to 118,601,031 shares of Series C Preferred issued pursuant to the Series C Purchase Agreement,

(6) up to 54,469 shares of Common and 2,694,594 shares of Series B Preferred issued upon the exercise of warrants described in the Disclosure Schedule to the Series C Purchase Agreement (such amounts to be adjusted proportionately in the event shares of Common are subdivided in to a greater number or combined into a lesser number),

(7) securities issuable to The Rockefeller University, Baylor Research Institute, Friedrich Alexander Universitat Erlangen or their respective affiliates as milestone payments in connection with FDA or similar filings relating to products utilizing intellectual property licensed from any such person by the Company, so long as such issuance is approved by the Company’s Board of Directors, which approval shall include the approval of at least four directors designated pursuant to Sections 9.1.1 through 9.1.6 of the Third Amended and Restated Stockholders’ Agreement by and among the Company and the other parties thereto dated on or about the Filing Date,

(8) up to 1,679,073 shares of Series B Preferred and up to 2,610,433 shares of Series C Preferred, each issued as consideration for the exchange of shares of DC Bio Corp. pursuant to that certain Amended and Restated Put Agreement, by and among the Company, DC Bio Corp., and the other parties thereto dated on or about the Filing Date.

(B) If at any time the Company issues (or is deemed by the express provisions of Section 4.3.4.4.5 to have issued or sold) Additional Shares of Common without consideration or for a consideration per share less than the lower of (i) the Series A Conversion Price in effect at such issuance or (ii) the Series C Conversion Price in effect at such issuance, then the Series A Conversion Price shall be reduced, concurrently with such issuance, to a price (calculated to the nearest cent) equal to the price determined by multiplying the Series A Conversion Price by a fraction:

(1) the numerator of which shall be the number of shares of Common Outstanding immediately prior to the issuance of such Additional Shares of Common plus the number of shares of Common which the aggregate consideration received (or by the express provisions hereof deemed to have been received) by the Company for the total number of such Additional Shares of Common so issued would purchase at the Series A Conversion Price, and

(2) the denominator of which shall be the number of shares of Common Outstanding immediately after the issuance of such Additional Shares of Common;

provided, however, that in no event shall the Series A Conversion Price be reduced below $.01.

(C) The term “Common Outstanding” shall include all Common issued and outstanding and issuable upon exercise or conversion of all outstanding Convertible Securities. In the case of Convertible Securities which are, by their terms, convertible into securities that have not yet been authorized or designated or which are convertible into, or exercisable for, securities at a conversion rate or exercise price (or into or for a corresponding number of shares of Common) which may not be determined at the time of the determination under Section 4.3.4.4.4(B), such Convertible Securities shall be deemed to be converted or exercised based upon a rate or price (and for a number of shares of Common) reflecting: (i) if such Convertible Securities have a provision which contains a price or rate which is fixed or can be fixed as of the date of the determination under Section 4.3.4.4.4(B), then such price or rate or (ii) otherwise, at the price of securities issued in the Company’s most recent equity financing.

4.3.4.4.5 Convertible Securities.

(A) As used in this Restated Certificate, the term “Convertible Securities” means all rights or options for the purchase of, or stock or other securities convertible Into or exchangeable for, Additional Shares of Common or other Convertible Securities.

(B) For the purpose of the adjustment required under Section 4.3.4.4.4 with respect to Series A Preferred, Section 4.4.4.4.4 with respect to Series B Preferred, Section 4.5.4.4.4 with respect to Series B-1 Preferred or Section 4.6.4.4.4 with respect to Series C Preferred, if at any time or from time to time after the first date of issuance of any Series A Preferred, Series B Preferred, Series B-1 Preferred or Series C Preferred, as applicable, the Company issues or sells Convertible Securities (other than options or rights exercisable for or convertible into shares of Common referred to in clauses (3), (6) and (8) of the definition of Additional Shares of Common Stock), then in each case the Company shall be deemed to have issued at the time of the issuance of such Convertible Securities the maximum number of Additional Shares of Common Stock (as set forth in the instruments relating thereto, giving effect to any provision contained therein for a subsequent upward adjustment of such number) issuable upon exercise or conversion thereof and to have received as consideration therefor an amount equal to the total amount of the consideration, if any, received by the Company for the issuance of such Convertible Securities plus the minimum amounts of consideration, if any (as set forth in the instruments relating thereto, giving effect to any provision contained therein for a subsequent downward adjustment of such consideration), payable to the Company upon the exercise or conversion of such Convertible Securities and the minimum amounts of consideration, if any, payable to the Company (other than by cancellation of liabilities or obligations evidenced by such Convertible Securities which were deemed to have been received by the Company on issuance of such Convertible Securities) upon the exercise of any Convertible Securities issuable upon the exercise or conversion of such Convertible Securities. No further adjustment of the Conversion Price for Series A Preferred, Series B Preferred, Series B-1 Preferred or Series C Preferred, as applicable, adjusted upon the issuance of such Convertible Securities, shall be made as a result of the actual issuance of Additional Shares of Common Stock on the exercise or the conversion of any such Convertible Securities; provided, however, that if the Convertible Securities or the conversion privilege represented by any such Convertible Securities shall expire without having been exercised, or are exercised for a lesser number of Additional Shares of Common Stock or with a greater consideration paid to the Company than was previously deemed to be issued or received by the Company, the Conversion Price for Series A Preferred, Series B Preferred, Series B-1 Preferred or Series C Preferred, as applicable, adjusted upon the issuance of such Convertible Securities shall be readjusted to the Conversion Price for Series A Preferred, Series B Preferred, Series B-1 Preferred or Series C Preferred, as applicable, which would have been in effect had an adjustment been made on the basis that the only Additional Shares of Common Stock so issued were the Additional Shares of Common Stock, if any, actually issued or sold on the exercise or conversion of such Convertible Securities, and such Additional Shares of Common Stock, if any, were issued or sold for the consideration actually received by the Company upon such exercise, plus the consideration, if any, actually received by the Company for the granting of all such Convertible Securities constituting warrants or options, whether or not exercised, plus the consideration received for issuing or selling the Convertible Securities actually converted plus the consideration, if any, actually received by the Company (other than by cancellation of liabilities or obligations evidenced by such Convertible Securities which were deemed to have been received by the Company on issuance of such Convertible Securities) on the conversion of such Convertible Securities.

4.3.4.4.6 Valuation of Consideration. For purposes of the operation of Sections 4.3.4.4.4, 4.3.4.4.5, 4.4.4.4.4, 4.4.4.4.5, 4.5.4.4.4, 4.5.4.4.5, 4.6.4.4.4 and 4.6.4.4.5, the consideration received by the Company for any issue or sale of securities shall:

(A) to the extent it consists of cash, be computed as the aggregate amount of cash received by the Company;

(B) to the extent it consists of property other than cash, be computed at the fair value of that property as determined in good faith by the Board of Directors of the Company; and

(C) if Additional Shares of Common or Convertible Securities are issued or sold together with other stock or securities or other assets of the Company for a consideration that covers both, be computed as the portion of the consideration so received that may be reasonably determined in good faith by the Board of Directors of the Company to be allocable to such Additional Shares of Common or Convertible Securities.

4.3.4.4.7 Liquidating Dividends. Subject to the preferential rights of holders of Series B Preferred pursuant to the provisions of Section 4.4.4.4.7, holders of Series B-1 Preferred pursuant to the provisions of Section 4.5.4.4.7 and holders of Series C Preferred pursuant to the provisions of Section 4.6.4.4.7, if the Company, at any time while any of the Series A Preferred is outstanding, shall make a distribution of its assets to the holders of its Common as a dividend in liquidation or partial liquidation or by way of return of capital or other than as a dividend payable out of funds legally available for dividends under the laws of the State of Delaware, the holders of the Series A Preferred shall be entitled to receive, without payment of any consideration therefor, the assets that would have been payable to them as owners of that number of shares of Common receivable by exercise of such Series A Conversion Rights, had they been the holders of record of such Common on the record date for such distribution; and an appropriate provision therefor shall be made a part of any such distribution in accordance with the preferential provisions of Section 4.3.3 of this Restated Certificate.

4.3.4.5 Reservation of Shares. The Company will take such corporate action as may be necessary from time to time so that at all times it will have authorized, and reserved out of its authorized but unissued Common for the sole purpose of issuance upon conversion of shares of Series A Preferred, a sufficient number of shares of Common to permit the conversion in full of all outstanding shares of Series A Preferred.

4.3.4.6 Full Consideration. All shares of Common which shall be issued upon the conversion of any Series A Preferred will, upon issuance, be fully paid and non- assessable. The Company will pay such amounts and will take such other action as may be necessary from time to time so that all shares of Common which shall be issued upon the exercise of the Series A Conversion Right of any Series A Preferred will, upon issuance and without cost to the recipient, be free from all preemptive rights, taxes, liens and charges with respect to the issue thereof.

4.3.4.7 Notice of Adjustment Events. Whenever the Company contemplates the occurrence of an event which would give rise to adjustments under Section 4.3.4.4, the Company shall mail to each holder of Series A Preferred, at least 20 days prior to the record date with respect to such event or, if no record date shall be established, at least 20 days prior to such event, a notice specifying (i) the nature of the contemplated event, and (ii) the date on which any such record is to be taken for the purpose of such event, and (iii) the date on which such event is expected to become effective, and (iv) the time, if any is to be fixed, when the holders of record of Common (or other securities) shall be entitled to exchange their shares of Common (or other securities) for securities or other property deliverable in connection with such event.

4.3.4.8 Notice of Adjustments. Whenever the Series A Conversion Price or the kind of securities issuable upon the conversion of Series A Preferred, or both, shall be adjusted pursuant to Section 4.3.4.4, the Company shall mail to each holder of Series A Preferred, by first class mail postage prepaid, promptly after each adjustment, a certificate signed by its President or a Vice President and by its Chief Financial Officer, Secretary or Assistant Secretary, setting forth, in reasonable detail, the event requiring the adjustment, the amount of the adjustment, the method by which such adjustment was calculated (including a description of the basis on which the Board of Directors of the Company made any determination hereunder), and the Series A Conversion Price and the kind of securities issuable upon the conversion of Series A Preferred after giving effect to such adjustment.

4.3.5	Redemption.

4.3.5.1 For purposes of this Restated Certificate, the “Redemption Trigger Date” means the fifth anniversary of the Initial Closing.

4.3.5.2 No share of Series A Preferred shall be redeemed under the provisions of this Section 4.3.5 if there are shares of Series B Preferred, Series B-1 Preferred or Series C Preferred outstanding at such time unless funds required to satisfy the Series B Redemption Price, Series B-1 Redemption Price and Series C Redemption Price of all such shares of Series B Preferred, Series B-1 Preferred and Series C Preferred have been set apart by the Company for payment as described in Sections 4.4.5.6, 4.5.5.6 and 4.6.5.5.

4.3.5.3 Subject to the limitation set forth in Section 4.3.5.2, at any time on or after the Redemption Trigger Date, the holders of at least 60% of the outstanding Series A Preferred shall have the right to elect to require the Company to redeem all outstanding shares of Series A Preferred. Within not more than fifteen (15) business days after receipt of written notice of such election (“Series A Redemption Election”), the Company will provide a written notice (“Series A Redemption Notice”) advising each holder of Series A Preferred of the proposed redemption in the form required under Section 4.3.5.3.1. The Board of Directors shall establish the date on which the Series A Preferred will be redeemed (“Series A Redemption Date”), which date will be not less than thirty (30) nor more than ninety (90) days after the date the Company receives the Series A Redemption Election. On the Series A Redemption Date, the Company will redeem for cash, out of funds legally available for such purpose, all shares of Series A Preferred at a price per share equal to the Series A Original Purchase Price (such amount to be adjusted proportionately in the event the shares of Series A Preferred are subdivided into a greater number or combined into a lesser number) plus all declared but unpaid dividends on such shares (the “Series A Redemption Price”).

4.3.5.3.1 The Series A Redemption Notice shall state:

(a)	that the holders of at least 60% of the outstanding Series A Preferred have elected to require the Company to redeem all outstanding shares of Series A Preferred,

(b)	the amount of funds legally available for such redemption and the maximum number of shares of Series A Preferred the Company can redeem,

(c)	the Series A Redemption Date, and

(d)	that each holder is to surrender to the Company in the manner designated at the Company’s principal place of business, its certificate or certificates representing the shares of Series A Preferred to be redeemed.

4.3.5.4 Each holder of shares of Series A Preferred being redeemed shall surrender the certificate or certificates representing such shares to the Company, at the Company’s principal place of business. Upon such surrender (but not earlier than the Series A Redemption Date) the Series A Redemption Price for such shares shall be payable to the order of the person whose name appears on such certificate or certificates as the owner thereof, and each surrendered certificate shall be cancelled and retired. If a certificate is surrendered and all the shares evidenced thereby cannot be redeemed, the Company shall cause certificates evidencing the shares not being redeemed to be issued in the name of the registered owner of such shares and to be delivered to such person.

4.3.5.5 If the Series A Redemption Price is either paid or made available for payment through the deposit arrangement specified in Section 4.3.5.6 with respect to any shares of Series A Preferred, then notwithstanding that the certificates evidencing any of the shares to be redeemed shall not have been surrendered, all rights with respect to such shares shall terminate as of the Series A Redemption Date, except only the right of the holder to receive the Series A Redemption Price upon surrender of the certificate evidencing such shares.

4.3.5.6 Subject to Section 4.3.5.2, within 10 business days of the Company’s receipt of the Series A Redemption Election, the Company shall deposit with any bank or trust company having a capital and surplus of at least $50,000,000 as a trust fund, a sum equal to the aggregate Series A Redemption Price of all outstanding shares of Series A Preferred with irrevocable instructions and authority to the bank or trust company to pay, on or after the Series A Redemption Date, the Series A Redemption Price to the respective holders of Series A Preferred upon the surrender of their share certificates. From and after the date of such deposit, the shares so called for redemption shall be redeemed. The deposit shall constitute full payment of the shares to their holders, and from and after the Series A Redemption Date, the shares shall be deemed to be no longer outstanding, and the holders thereof shall cease to be shareholders with respect thereto and shall have no rights with respect thereto except the rights to receive from the bank or trust company payment of the Series A Redemption Price of the shares, without interest, upon surrender of their certificates therefor (and a certificate for those shares, if any, evidenced by such certificates which are not being redeemed on such Series A Redemption Date). Any funds so deposited and unclaimed at the end of one year from such Series A Redemption Date shall be released or repaid to the Company, after which the former holders of the shares called for redemption shall be entitled to receive payment of the Series A Redemption Price with respect to such shares only from the Company.

4.3.5.7 Subject to Section 4.3.5.2 hereof, if the funds of the Company legally available therefor shall be insufficient to discharge the Series A Preferred redemption requirement in full, funds to the extent legally available for such purpose shall be set aside upon the Company’s receipt of a Series A Redemption Election in accordance with Section 4.3.5.6. The maximum number of full shares of Series A Preferred that can be redeemed with such funds shall be redeemed from the holders of shares of Series A Preferred as of the date of such Series A Redemption Election ratably in accordance with the full amounts otherwise payable to them. Thereafter, the Company shall redeem shares of Series A Preferred ratably from the holders thereof as funds legally available therefor become available.

4.3.5.8 Nothing in this Section 4.3.5 shall prevent any holder of shares of Series A Preferred from exercising the Series A Conversion Right of such shares at any time prior to the actual redemption of such shares.

4.3.6	No Reissuance of Series A Preferred. No share or shares of Series A Preferred acquired by the Company by reason of redemption, purchase, conversion or otherwise shall be reissued, and all such shares shall be canceled, retired and eliminated from the shares which the Company shall be authorized to issue.

4.4 Powers and Qualifications of Series B Preferred Stock. The powers, preferences and rights, and the qualifications, restrictions or limitations, of the Series B Preferred are as follows:

4.4.1	Voting Rights. Except as otherwise required by law or expressly provided in this Restated Certificate, each share of Series B Preferred (including any fractional share) shall entitle the holder thereof to vote on each matter submitted to a vote of the shareholders of the Company and to have the number of votes equal to the number (including any fraction) of shares of Common into which such share of Series B Preferred is then convertible pursuant to the provisions hereof at the record date for the determination of shareholders entitled to vote on such matter or, if no such record date is established, at the date such vote is taken or any written consent of shareholders becomes effective. Except as otherwise required by law or expressly provided in this Restated Certificate, the holders of shares of Common and Preferred of all classes shall vote together and not as separate classes or series.

4.4.2	Dividends.

4.4.2.1 Subject to the rights of holders of Series C Preferred pursuant to the provisions of Section 4.6.2, the holders of the Series B Preferred shall be entitled to receive dividends at the rate of 8% of the Series B Original Purchase Price (as hereafter defined) (such amount to be adjusted proportionately in the event the shares of Series B Preferred are subdivided into a greater number or combined into a lesser number) per annum, payable out of funds legally available therefor. Such dividends shall be (i) payable only when, as and if declared by the Board of Directors, (ii) non-cumulative and (iii) pari passu with dividends payable to the holders of the Series B-1 Preferred pursuant to Section 4.5.2.1. The “Series B Original Purchase Price” shall be $1.76.

4.4.2.2 No dividends (other than those payable on Common solely in shares of Common) shall be paid on any shares of Series A Preferred or Common during any fiscal year of the Company until dividends in the total amount determined in accordance with Section 4.4.2.1 (adjusted in accordance therewith, if applicable) on the Series B Preferred shall have been paid or declared and set apart during that fiscal year, and no dividends (other than those payable on Common solely in shares of Common) shall be paid on any share of Series B-1 Preferred, Series A Preferred or Common, unless a dividend is paid with respect to all outstanding shares of Series B Preferred in an amount for each such share of Series B Preferred equal to or greater than the aggregate amount of such dividends for all shares of Common into which each such share of Series B Preferred could then be converted (assuming, for the purposes of calculating the amount of dividends to be paid under this section, in the case of dividends declared on shares of Series B-1 Preferred or Series A Preferred, that such shares of Series B-1 Preferred or Series A Preferred, as applicable, had been converted into shares of Common and such dividends had been declared on the shares of Common issued upon conversion thereof).

4.4.2.3 In the event any dividend or other distribution payable in cash or other property (other than securities of the Company the issuance of which gives rise to adjustments pursuant to Section 4.4.4.4 of this Restated Certificate) is declared on any Common, each holder of shares of Series B Preferred on the record date for such dividend or distribution shall be entitled to receive, pari passu with the dividends payable to the holders of Series B-1 Preferred pursuant to Section 4.5.2.3, in addition to any dividend under 4.4.2.1, on the date of payment or distribution of such dividend or other distribution the same cash or other property which such holder would have received on such record date if such holder were the holder of record of the number (including any fraction) of shares of Common into which the shares of Series B Preferred then held by such holder are then convertible.

4.4.2.4 In the event a holder of Series B Preferred (i) executes the Series C Purchase Agreement and commits to purchase thereunder an amount of Series C Preferred having an aggregate purchase price at least equal to such holder’s Pro Rata Share as set forth opposite such holder’s name on Exhibit A-3 to the Series C Purchase Agreement, and (ii) at the Initial Closing purchases the amount of Series C Preferred allocated to such holder as set forth opposite such holder’s name under the heading “Cash Initial Shares” on Exhibit A-1 to the Series C Purchase Agreement, then at the Initial Closing such holder shall be issued a number of additional shares of Series B Preferred equal to the greatest whole number obtained by dividing the aggregate amount of the dividends that have accrued on such holder’s shares of Series B Preferred through January 31, 2008 under the Old Restated Certificate but have not been paid, whether or not declared, by the Series B Original Purchase Price. All other dividends that have accrued on such holder’s shares of Series B Preferred through the Effective Time under the Old Restated Certificate but have not been paid shall be cancelled. In determining whether any holder of Series B Preferred has satisfied the criteria set forth in clause (i) of this Section 4.4.2.4, any purchases of Series C Preferred under the Series C Purchase Agreement by a Related Party of such holder that are in excess of the Pro Rata Share of such Related Party shall, to the extent requested by such holder, be attributed to such holder; provided that no shares constituting part of such excess shall be attributed to more than one holder of Preferred.

4.4.3	Liquidation Rights.

4.4.3.1 Subject to the rights of holders of Series C Preferred pursuant to the provisions of Section 4.6.3, if the Company shall be voluntarily or involuntarily liquidated, dissolved or wound up, the holder of each share of Series B Preferred then outstanding (including any fractional shares) shall be entitled to receive out of the assets of the Company available for distribution to shareholders, pari passu with the distribution payable to the holders of Series B-1 Preferred pursuant to Section 4.5.3.1, and before any payment or declaration and setting apart for payment of any amount shall be made with respect to the Series A Preferred or Common, an amount equal to (i) 100% of the Series B Original Purchase Price (such amount to be adjusted proportionately in the event the shares of Series B Preferred are subdivided into a greater number or combined into a lesser number), plus (ii) an amount equal to any dividends on such share which are declared but unpaid as of such liquidation, dissolution or winding up of the Company.

4.4.3.2 If, upon any liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, and subject to payment to holders of Series C Preferred of the full preferential amount pursuant to Section 4.6.3.1, the assets to be distributed to the holders of Series B Preferred and the holders of Series B-1 Preferred shall be insufficient to permit the payment of the full preferential amount pursuant to Sections 4.4.3.1 and 4.5.3.1 of this Restated Certificate, then all of the then-remaining assets of the Company to be distributed shall be distributed ratably to the holders of Series B Preferred and Series B-1 Preferred, based upon the amounts which would otherwise payable to such holders pursuant to Section 4.4.3.1 or 4.5.3.1, as the case may be.

4.4.3.3 Upon the dissolution, liquidation or winding up of the Company, whether voluntary or involuntary, the assets of the Company available for distribution to shareholders after and in addition to the distribution of the preferential amounts pursuant to Sections 4.6.3.1, 4.5.3.1, 4.4.3.1 and 4.3.3.1 of this Restated Certificate, shall be distributed ratably to all holders of Common and Preferred on an “as-converted basis”.

4.4.3.4 For purposes of this Restated Certificate, including without limitation Sections 4.6.3, 4.5.3, 4.4.3 and 4.3.3, unless waived by the holders of at least 60% of the outstanding shares of Series C Preferred, each of the following events shall be treated as a liquidation, dissolution or winding up of the Company and shall entitle the holders of shares of all series of Preferred and Common to receive at the closing in cash, securities or other property (valued as provided in Sections 4.3.3.5, 4.4.3.5, 4.5.3.5 and 4.6.3.5) the amounts specified in Sections 4.3.3.1 through 4.3.3.5, 4.4.3.1 through 4.4.3.5, 4.5.3.1 through 4.5.3.5 and 4.6.3.1 through 4.6.3.5: (i) any acquisition of the Company by means of merger or other form of corporate reorganization in which outstanding shares of the Company are exchanged for securities or other consideration issued, or caused to be issued, by the acquiring corporation or its subsidiary (other than a transaction resulting in ownership of more than 50% of the equity of the acquiring corporation by shareholders of the Company) or (ii) a sale of the voting control of the Company or (iii) a sale of all or substantially all of the assets of the Company. The sale of shares of Series C Preferred pursuant to the Series C Purchase Agreement shall not be treated as a liquidation, dissolution or winding up of the Company.

4.4.3.5 Whenever the distribution provided for in this Section 4.4.3 shall be payable in securities or property other than cash, the value of such distribution shall be the fair market value of such securities or other property as determined in good faith by the Board of Directors.

4.4.4	Conversion.

4.4.4.1 Terms of Conversion.

4.4.4.1.1 Optional Conversion. The holder of each share of Series B Preferred shall have the right (the “Series B Conversion Right”), at such holder’s option, to convert such share at any time, without cost and otherwise on the terms of this Section 4.4.4, into the number of fully paid and non-assessable shares of Common that results from dividing:

(A) $1.76,

by:

(B) the Series B Conversion Price in effect at the time of conversion.

The “Series B Conversion Price” shall initially be $1.00 and shall be subject to adjustment from time to time as provided in this Section 4.4.4.

4.4.4.1.2 Mandatory Conversion. All of the outstanding Series B Preferred shall, without any further action by a holder thereof, convert into Common (a “Series B Mandatory Conversion”) upon the first to occur of the following (each a “Series B Mandatory Conversion Event”): (A) the Company’s Qualified Public Offering, (B) at such time as at least two-thirds of the aggregate number of shares of Series B Preferred and Series B-1 Preferred, collectively, issued prior to such time have been voluntarily converted into Common by the holders thereof, (C) at such time as is specified in a vote or written consent of the holders of at least a majority of the outstanding shares of Series B Preferred and Series B-1 Preferred, voting together as a single class on an as-converted basis, or (D) at such time as is specified in a vote or written consent of the holders of at least 60% of the outstanding shares of Series C Preferred with respect to the conversion of all Preferred into Common. In each case each share of Series B Preferred shall be automatically converted, without cost, on the terms of this Section 4.4.4, into the number of shares of Common into which such share of Series B Preferred would be convertible under Section 4.4.4.1.1 immediately prior to such conversion.

4.4.4.1.3 Pay to Play Conversion.

(a)	Concurrently with the Initial Closing, each share of Series B Preferred outstanding at the time of the Initial Closing shall automatically convert into 0.01 share of Common except as expressly provided under this paragraph (a). Each share of Series B Preferred issued after the Initial Closing upon the exercise of a warrant outstanding at the time of the Initial Closing shall immediately upon issuance convert into 0.01 share of Common except as expressly provided under this paragraph (a). The foregoing conversion to Common shall not occur with respect to any share of Series B Preferred if the holder of such share of Series B Preferred or warrant to purchase Series B Preferred (i) executes the Series C Purchase Agreement and commits to purchase thereunder an amount of Series C Preferred having an aggregate purchase price at least equal to such holder’s Pro Rata Share as set forth opposite such holder’s name on Exhibit A-3 to the Series C Purchase Agreement, and (ii) at the Initial Closing purchases the amount of Series C Preferred allocated to such holder as set forth opposite such holder’s name under the heading “Cash Initial Shares” on Exhibit A-1 to the Series C Purchase Agreement Following the conversion of such shares of Series B Preferred, the holder thereof shall surrender the certificate or certificates therefor at the office of the Company or any transfer agent for the Series B Preferred. Upon such surrender, the Company shall issue and deliver to such holder, or to the nominee or nominees of such holder, a certificate or certificates for the number of shares of Common to which such holder is entitled. If a holder’s shares of Series B Preferred are converted pursuant to this Section 4.4.4.1.3(a), then notwithstanding that the certificates evidencing such shares shall not have been surrendered, all rights with respect to such shares shall terminate at the Initial Closing, except only the right of the holder to receive certificates evidencing the shares of Common upon surrender of the certificate evidencing such converted shares of Series B Preferred. Any dividends or distributions accrued but unpaid at the time of conversion with respect to a share of Series B Preferred so converted pursuant to this Section 4.4.4.1.3(a), whether declared or not, shall be cancelled. In determining whether any holder of Series B Preferred has satisfied the criteria set forth in clause (i) of this Section 4.4.4.1.3(a), any purchases of Series C Preferred under the Series C Purchase Agreement by a Related Party of such holder that are in excess of the Pro Rata Share of such Related Party shall, to the extent requested by such holder, be attributed to such holder; provided that no shares constituting part of such excess shall be attributed to more than one holder of Preferred.

(b)	If the Milestone Closing occurs and a holder of Series B Preferred does not purchase the number of Milestone Shares allocated to such holder under the Series C Purchase Agreement, then concurrently with the Milestone Closing, (i) each share of Series B Preferred issued to such holder pursuant to Section 4.4.2.4 shall automatically be redeemed pursuant to the terms of Section 4.5 of the Series C Purchase Agreement and (ii) each other share of Series B Preferred held by such holder, or held by such holder at the time of the Initial Closing and subsequently transferred, shall automatically convert into 0.01 share of Common. Promptly following the Milestone Closing, the holder of shares so redeemed or converted shall surrender the certificates therefor at the office of the Company or any transfer agent for the Series B Preferred. In the case of converted shares, upon such surrender the Company shall issue and deliver to such holder, or to the nominee or nominees of such holder, a certificate or certificates for the number of shares of Common to which such holder is entitled. If a holder’s shares of Series B Preferred are redeemed or converted pursuant to this Section 4.4.4.1.3(b), then notwithstanding that the certificates evidencing such shares shall not have been surrendered, all rights with respect to such shares shall terminate at the Milestone Closing, except only the right of the holder upon surrender of the certificates evidencing such converted shares to receive certificates evidencing the shares of Common issued upon such conversion. In determining whether any holder of Series B Preferred has purchased the number of Milestone Shares allocated to such holder under the Series C Purchase Agreement, any purchases of Milestone Shares under the Series C Purchase Agreement by a Related Party of such holder that are in excess of the Milestone Shares allocated to such Related Party under the Series C Purchase Agreement shall, to the. extent requested by such holder, be attributed to such holder; provided that no shares constituting part of such excess shall be attributed to more than one holder of Preferred.

(c)	All shares of Common issued to any holder of Series B Preferred as a result of conversion pursuant to this Section 4.4.4.1.3 shall be aggregated for the purpose of determining the number of shares of Common to which such holder shall be entitled, and no fractional shares shall be issued in connection with such conversion. Any stockholder who would otherwise be entitled to receive a fractional share of Common as a result of such conversion shall receive in lieu thereof cash in an amount equal to such fraction multiplied by the Series C Original Purchase Price (as defined below).

4.4.4.2 Mechanics of Conversion.

4.4.4.2.1 Optional Conversion. A holder of any share of Series B Preferred may exercise the Series B Conversion Right of such share by surrendering the certificate therefor, duly endorsed, at the office of the Company or of any transfer agent for the Series B Preferred, together with a written notice to the Company which states:

(A) that such holder elects to convert the same,

(B) the number of shares of Series B Preferred being converted, and

(C) the name or names in which such holder wishes the certificate or certificates for shares of Common to be issued.

Thereupon the Company shall promptly issue and deliver to the holder of such shares, or to the nominee or nominees of such holder, a certificate or certificates for the number of shares of Common to which such holder shall be entitled. If the certificate evidencing the shares of Series B Preferred being converted shall also evidence shares of Series B Preferred not being converted, then the Company shall also deliver to the holder of such certificate, or to the nominee or nominees of such holder, a new stock certificate evidencing the Series B Preferred not converted. Any dividends or distributions declared but unpaid at the time of conversion with respect to a share of Series B Preferred so converted shall be payable ratably to the holders of the Common issued upon such conversion, pari passu with the payment of such dividends or distributions payable pursuant to Section 4.5.4.2.1.

4.4.4.2.2 Mandatory Conversion. The Company shall give written notice to each holder of a share of Series B Preferred (A) not more than forty (40) nor less than twenty (20) days before the anticipated effective date of the registration statement with respect to any Qualified Public Offering, and shall also give written notice to each such holder upon the occurrence of any Qualified Public Offering; and (B) upon the occurrence of any other Series B Mandatory Conversion Event. Following the conversion of such shares, each holder of shares so converted may surrender the certificate therefor at the office of the Company or any transfer agent for the Series B Preferred. Upon such surrender, the Company shall issue and deliver to each holder, or to the nominee or nominees of such holder, a certificate or certificates for the number of shares of Common to which such holder is entitled. Any dividends or distributions declared but unpaid at the time of conversion with respect to a share of Series B Preferred so converted shall be payable ratably to the holders of the Common issued upon such conversion, pari passu with the payment of such dividends or distributions payable pursuant to Section 4.5.4.2.2.

4.4.4.3 Effective Date of Conversion.

4.4.4.3.1 Optional Conversion. The conversion of any shares of Series B Preferred shall be deemed to have been made immediately prior to the close of business on the date that the shares to be converted are surrendered to the Company together with the notice required by Section 4.4.4.2.1, and the person or persons entitled to receive the shares of Common issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common on such date.

4.4.4.3.2 Mandatory Conversion. The conversion of shares of Series B Preferred shall take place upon the first to occur of the Series B Mandatory Conversion Events, whether or not the certificates representing such shares of Series B Preferred shall have been surrendered, or new certificates representing the shares of Common into which such shares have been converted shall have been issued.

4.4.4.4 Adjustment of Conversion Price.

4.4.4.4.1 Subdivision or Combination of Shares. If the Company at any time subdivides or combines the outstanding Common after the Filing Date, the Series B Conversion Price shall be decreased, in the case of a subdivision, or increased, in the case of a combination, in the same proportions as the Common is subdivided or combined, effective automatically as of the date the Company shall take a record of the holders of its Common for the purpose of the subdivision or combination (or if no such record is taken, as of the effectiveness of the subdivision or combination).

4.4.4.4.2 Stock Dividends. If the Company at any time pays a dividend, or makes any other distribution, to holders of Common payable in shares of Common, or fixes a record date for the determination of holders of Common entitled to receive a dividend or other distribution payable in shares of Common, the Series B Conversion Price shall be decreased by multiplying it by a fraction:

(A) the numerator of which shall be the total number of shares of Common outstanding, immediately prior to such dividend or distribution, and

(B) the denominator of which shall be the total number of shares of Common outstanding immediately after such dividend or distribution (plus, if the Company paid cash instead of fractional shares otherwise issuable in such dividend or distribution, the number of additional shares which would have been outstanding had the Company issued fractional shares instead of cash), effective automatically as of the date the Company shall take a record of the holders of its Common for the purpose of receiving such dividend or distribution (or if no such record is taken, as of the effectiveness of such dividend or distribution).

4.4.4.4.3 Reclassification, Consolidation or Merger. If at any time, as a result of:

(A) a capital reorganization or reclassification (other than a subdivision, combination or dividend which gives rise to adjustment of the Series B Conversion Price pursuant to Sections 4.4.4.4.1 or 4.4.4.4.2), or

(B) a merger or consolidation of the Company with another corporation (whether or not the Company is the surviving corporation),

the Common issuable upon the conversion of the Series B Preferred shall be changed into or exchanged for the same or a different number of shares of any class or classes of stock of the Company or any other corporation, or other securities convertible into such shares, then, as a part of such reorganization, reclassification, merger or consolidation, appropriate adjustments shall be made in the terms of the Series B Preferred (or of any securities into which the Series B Preferred is changed or for which the Series B Preferred is exchanged), so that:

(X) the holders of Series B Preferred or of such substitute securities shall thereafter be entitled to receive, upon conversion of the Series B Preferred or of such substitute securities, the kind and amount of shares of stock, other securities, money and property which such holders would have received at the time of such capital reorganization, reclassification, merger, or consolidation, if such holders had converted their Series B Preferred into Common immediately prior to such capital reorganization, reclassification, merger, or consolidation, and

(Y) the Series B Preferred or such substitute securities shall thereafter be adjusted on terms as nearly equivalent as may be practicable to the adjustments theretofore provided in Section 4.4.4.4.

The provisions of this Section 4.4.4.4.3 shall similarly apply to successive capital reorganizations, reclassifications, mergers, and consolidations.

4.4.4.4.4 Additional Shares of Common. If at any time the Company issues (or is deemed by the express provisions of Section 4.3.4.4.5 to have issued or sold) Additional Shares of Common without consideration or for a consideration per share less than the lower of (i) the Series B Conversion Price in effect at such issuance or (ii) the Series C Conversion Price in effect at such issuance, then the Series B Conversion Price shall be reduced, concurrently with such issuance, to a price (calculated to the nearest cent) equal to the price determined by multiplying the Series B Conversion Price by a fraction:

(A) the numerator of which shall be the number of shares of Common Outstanding immediately prior to the issuance of such Additional Shares of Common plus the number of shares of Common which the aggregate consideration received (or by the express provisions hereof deemed to have been received) by the Company for the total number of such Additional Shares of Common so issued would purchase at the Series B Conversion Price, and

(B) the denominator of which shall be the number of shares of Common Outstanding immediately after the issuance of such Additional Shares of Common;

provided, however, that in no event shall the Series B Conversion Price be reduced below $.01.

4.4.4.4.5 Convertible Securities. For purposes of the adjustment required under Section 4.4.4.4.4, Convertible Securities shall be treated as described in Section 4.3.4.4.5.

4.4.4.4.6 Valuation of Consideration. The value of consideration received by the Company for any issue or sale of securities shall be determined as set forth in Section 4.3.4.4.6.

4.4.4.4.7 Liquidating Dividends. Subject to the preferential rights of holders of Series C Preferred pursuant to the provisions of Section 4.6.4.4.7, if the Company, at any time while any of the Series B Preferred is outstanding, shall make a distribution of its assets to the holders of its Common as a dividend in liquidation or partial liquidation or by way of return of capital or other than as a dividend payable out of funds legally available for dividends under the laws of the State of Delaware, the holders of the Series B Preferred shall be entitled to receive, without payment of any consideration therefor, the assets that would have been payable to them as owners of that number of shares of Common receivable by exercise of such Series B Conversion Rights, had they been the holders of record of such Common on the record date for such distribution; and an appropriate provision therefor shall be made a part of any such distribution in accordance with the preferential provisions of Section 4.4.3 of this Restated Certificate.

4.4.4.5 Reservation of Shares. The Company will take such corporate action as may be necessary from time to time so that at all times it will have authorized, and reserved out of its authorized but unissued Common for the sole purpose of issuance upon conversion of shares of Series B Preferred, a sufficient number of shares of Common to permit the conversion in full of all outstanding shares of Series B Preferred.

4.4.4.6 Full Consideration. All shares of Common which shall be issued upon the conversion of any Series B Preferred will, upon issuance, be fully paid and non- assessable. The Company will pay such amounts and will take such other action as may be necessary from time to time so that all shares of Common which shall be issued upon the exercise of the Series B Conversion Right of any Series B Preferred will, upon issuance and without cost to the recipient, be free from all preemptive rights, taxes, liens and charges with respect to the issue thereof.

4.4.4.7 Notice of Adjustment Events. Whenever the Company contemplates the occurrence of an event which would give rise to adjustments under Section 4.4.4.4, the Company shall mail to each holder of Series B Preferred, at least 20 days prior to the record date with respect to such event or, if no record date shall be established, at least 20 days prior to such event, a notice specifying (i) the nature of the contemplated event, and (ii) the date on which any such record is to be taken for the purpose of such event, and (iii) the date on which such event is expected to become effective, and (iv) the time, if any is to be fixed, when the holders of record of Common (or other securities) shall be entitled to exchange their shares of Common (or other securities) for securities or other property deliverable in connection with such event.

4.4.4.8 Notice of Adjustments. Whenever the Series B Conversion Price or the kind of securities issuable upon the conversion of Series B Preferred, or both, shall be adjusted pursuant to Section 4.4.4.4, the Company shall mail to each holder of Series B Preferred, by first class mail postage prepaid, promptly after each adjustment, a certificate signed by its President or a Vice President and by its Chief Financial Officer, Secretary or Assistant Secretary, setting forth, in reasonable detail, the event requiring the adjustment, the amount of the adjustment, the method by which such adjustment was calculated (including a description of the basis on which the Board of Directors of the Company made any determination hereunder), and the Series B Conversion Price and the kind of securities issuable upon the conversion of Series B Preferred after giving effect to such adjustment.

4.4.5	Redemption.

4.4.5.1 “Redemption Trigger Date” has the meaning ascribed thereto in Section 4.3.5.1 above.

4.4.5.2 No share of Series B Preferred or Series B-1 Preferred shall be redeemed under the provisions of this Section 4.4.5 or of Section 4.5.5 if there are shares of Series C Preferred outstanding at such time unless funds required to satisfy the Series C Redemption Price of all such shares of Series C Preferred have been set apart by the Company for payment as described in Sections 4.6.5.5.

4.4.5.3 Subject to the limitation set forth in Section 4.4.5.2, at any time on or after the Redemption Trigger Date, the holders of at least 60% of the outstanding Series B Preferred and Series B-1 Preferred, voting together as a single class on an as- converted basis, shall have the right to elect to require the Company to redeem all outstanding shares of Series B Preferred and Series B-1 Preferred. Within not more than fifteen (15) business days after receipt of written notice of such election (“Series B/B-1 Redemption Election”), the Company will provide a written notice (“Series B/B-1 Redemption Notice”) advising each holder of Series B Preferred and/or Series B-1 Preferred of the proposed redemption in the form required under Section 4.4.5.3.1. The Board of Directors shall establish the date on which the Series B Preferred and Series B-1 Preferred will be redeemed (“Series B/B-1 Redemption Date”), which date will be not less than thirty (30) nor more than ninety (90) days after the date the Company receives the Series B/B-1 Redemption Election. On the Series B/B-1 Redemption Date, the Company will redeem for cash, out of funds legally available for such purpose, all shares of Series B Preferred at a price per share equal to the Series B Original Purchase Price (such amount to be adjusted proportionately in the event the shares of Series B Preferred are subdivided into a greater number or combined into a lesser number) plus all declared but unpaid dividends on such shares (the “Series B Redemption Price”) and all shares of Series B-1 Preferred at a price per share equal to the Series B-1 Original Purchase Price (such amount to be adjusted proportionately in the event the shares of Series B-1 Preferred are subdivided into a greater number or combined into a lesser number) plus all declared but unpaid dividends on such shares (the “Series B-1 Redemption Price”)

4.4.5.3.1 The Series B/B-1 Redemption Notice shall state:

(a)	that the holders of at least 60% of the outstanding Series B Preferred and Series B-1 Preferred, voting together as a single class on an as- converted basis, have elected to require the Company to redeem all outstanding shares of Series B Preferred and Series B-1 Preferred,

(b)	the amount of funds legally available for such redemption and the maximum number of shares of Series B Preferred and Series B-1 Preferred the Company can redeem,

(c)	the Series B/B-1 Redemption Date, and

(d)	that each holder is to surrender to the Company in the manner designated at the Company’s principal place of business, its certificate or certificates representing the shares of Series B Preferred and Series B-1 Preferred to be redeemed.

4.4.5.4 Each holder of shares of Series B Preferred and Series B-1 Preferred being redeemed shall surrender the certificate or certificates representing such shares to the Company, at the Company’s principal place of business. Upon such surrender (but not earlier than the Series B/B-1 Redemption Date) the Series B Redemption Price for such shares of Series B Preferred and the Series B-1 Redemption Price for such shares of Series B-1 Preferred shall be payable to the order of the person whose name appears on such certificate or certificates as the owner thereof, and each surrendered certificate shall be cancelled and retired. If a certificate is surrendered and all the shares evidenced thereby cannot be redeemed, the Company shall cause certificates evidencing the shares not being redeemed to be issued in the name of the registered owner of such shares and to be delivered to such person.

4.4.5.5 If the Series B Redemption Price and Series B-1 Redemption Price is either paid or made available for payment through the deposit arrangement specified in Section 4.4.5.6 with respect to any shares of Series B Preferred and Series B-1 Preferred, then notwithstanding that the certificates evidencing any of the shares to be redeemed shall not have been surrendered, all rights with respect to such shares shall terminate as of the Series B/B-1 Redemption Date, except only the right of the holder to receive the Series B Redemption Price or Series B-1 Redemption Price, as the case may be, upon surrender of the certificate evidencing such shares.

4.4.5.6 Subject to Section 4.4.5.2, within 10 business days of the Company’s receipt of the Series B/B-1 Redemption Election, the Company shall deposit with any bank or trust company having a capital and surplus of at least $50,000,000 as a trust fund, a sum equal to the aggregate Series B Redemption Price of all outstanding shares of Series B Preferred plus the aggregate Series B-1 Redemption Price of all outstanding shares of Series B-1 Preferred with irrevocable instructions and authority to the bank or trust company to pay, on or after the Series B/B-1 Redemption Date, the Series B Redemption Price to the respective holders of Series B Preferred and the Series B-1 Redemption Price to the respective holders of Series B-1 Preferred upon the surrender of their share certificates. From and after the date of such deposit, the shares so called for redemption shall be redeemed. The deposit shall constitute full payment of the shares to their holders, and from and after the Series B/B-1 Redemption Date, the shares shall be deemed to be no longer outstanding, and the holders thereof shall cease to be shareholders with respect thereto and shall have no rights with respect thereto except the rights to receive from the bank or trust company payment of the Series B Redemption Price or Series B-1 Redemption Price of the shares, as the case may be, without interest, upon surrender of their certificates therefor (and a certificate for those shares, if any, evidenced by such certificates which are not being redeemed on such Series B/B-1 Redemption Date). Any funds so deposited and unclaimed at the end of one year from such Series B/B-1 Redemption Date shall be released or repaid to the Company, after which the former holders of the shares called for redemption shall be entitled to receive payment of the Series B Redemption Price or Series B-1 Redemption Price with respect to such shares, as the case may be, only from the Company.

4.4.5.7 Subject to Section 4.4.5.2 hereof, if the funds of the Company legally available therefor shall be insufficient to discharge the Series B Preferred and Series B-1 Preferred redemption requirements in full, funds to the extent legally available for such purpose shall be set aside upon the Company’s receipt of a Series B/B-1 Redemption Election in accordance with Sections 4.4.5.6. The maximum number of full shares of Series B Preferred and Series B-1 Preferred that can be redeemed with such funds shall be redeemed from the holders of shares of Series B-Preferred and Series B-1 Preferred as of the date of such Series B/B-1 Redemption Election ratably in accordance with the full amounts otherwise payable to them. Thereafter, the Company shall redeem shares of Series B Preferred and Series B-1 Preferred ratably from the holders thereof as funds legally available therefor become available.

4.4.5.8 Nothing in this Section 4.4.5 shall prevent any holder of shares of Series B Preferred or Series B-1 Preferred from exercising the Series B Conversion Right or Series B-1 Conversion right of such shares, as the case may be, at any time prior to the actual redemption of such shares.

4.4.6	No Reissuance of Series B Preferred. No share or shares of Series B Preferred acquired by the Company by reason of redemption, purchase, conversion or otherwise shall be reissued, and all such shares shall be canceled, retired and eliminated from the shares which the Company shall be authorized to issue.

4.5 Powers and Qualifications of Series B-1 Preferred Stock. The powers, preferences and rights, and the qualifications, restrictions or limitations, of the Series B-1 Preferred are as follows:

4.5.1	Voting Rights. Except as otherwise required by law or expressly provided in this Restated Certificate, each share of Series B-1 Preferred (including any fractional share) shall entitle the holder thereof to vote on each matter submitted to a vote of the shareholders of the Company and to have the number of votes equal to the number (including any fraction) of shares of Common into which such share of Series B-1 Preferred is then convertible pursuant to the provisions hereof at the record date for the determination of shareholders entitled to vote on such matter or, if no such record date is established, at the date such vote is taken or any written consent of shareholders becomes effective. Except as otherwise required by law or expressly provided in this Restated Certificate, the holders of shares of Common and Preferred of all classes shall vote together and not as separate classes or series.

4.5.2	Dividends.

4.5.2.1 Subject to the rights of holders of Series C Preferred pursuant to the provisions of Section 4.6.2 hereof, the holders of the Series B-1 Preferred shall be entitled to receive dividends at the rate of 8% of the Series B-1 Original Purchase Price (as hereafter defined) (such amount to be adjusted proportionately in the event the shares of Series B-1 Preferred are subdivided into a greater number or combined into a lesser number) per annum, payable out of funds legally available therefor. Such dividends shall be (i) payable only when, as and if declared by the Board of Directors, (ii) non-cumulative and (iii) pari passu with dividends payable to the holders of the Series B Preferred pursuant to Section 4.4.2.1. The “Series B-1 Original Purchase Price” shall be $1.76.

4.5.2.2 No dividends (other than those payable on Common solely in shares of Common) shall be paid on any shares of Series A Preferred or Common during any fiscal year of the Company until dividends in the total amount determined in accordance with Section 4.5.2.1 (adjusted in accordance therewith, if applicable) on the Series B-1 Preferred shall have been paid or declared and set apart during that fiscal year, and no dividends (other than those payable on Common solely in shares of Common) shall be paid on any share of Series B Preferred, Series A Preferred or Common, unless a dividend is paid with respect to all outstanding shares of Series B-1 Preferred in an amount for each such share of Series B-1 Preferred equal to or greater than the aggregate amount of such dividends for all shares of Common into which each such share of Series B-1 Preferred could then be converted (assuming, for the purposes of calculating the amount of dividends to be paid under this section, in the case of dividends declared on shares of Series B Preferred or Series A Preferred, that such shares of Series B Preferred or Series A Preferred, as applicable, had been converted into shares of Common and such dividends had been declared on the shares of Common issued upon conversion thereof).

4.5.2.3 In the event any dividend or other distribution payable in cash or other property (other than securities of the Company the issuance of which gives rise to adjustments pursuant to Section 4.5.4.4 of this Restated Certificate) is declared on any Common, each holder of shares of Series B-1 Preferred on the record date for such dividend or distribution shall be entitled to receive, pari passu with the dividends payable to the holders of Series B Preferred pursuant to Section 4.4.2.3, in addition to any dividend under 4.5.2.1, on the date of payment or distribution of such dividend or other distribution the same cash or other property which such holder would have received on such record date if such holder were the holder of record of the number (including any fraction) of shares of Common into which the shares of Series B-1 Preferred then held by such holder are then convertible.

4.5.2.4 In the event a holder of Series B-1 Preferred (i) executes the Series C Purchase Agreement and commits to purchase thereunder an amount of Series C Preferred having an aggregate purchase price at least equal to such holder’s Pro Rata Share as set forth opposite such holder’s name on Exhibit A-3 to the Series C Purchase Agreement, and (ii) at the Initial Closing purchases the amount of Series C Preferred allocated to such holder as set forth opposite such holder’s name under the heading “Cash Initial Shares” on Exhibit A-1 to the Series C Purchase Agreement, then at the Initial Closing such holder shall be issued a number of additional shares of Series B-1 Preferred equal to the greatest whole number obtained by dividing the aggregate amount of the dividends that have accrued on such holder’s shares of Series B-1 Preferred through January 31, 2008 under the Old Restated Certificate but have not been paid, whether or not declared, by the Series B-1 Original Purchase Price. All other dividends that have accrued on such holder’s shares of Series B-1 Preferred through the Effective Time under the Old Restated Certificate but have not been paid shall be cancelled. In determining whether any holder of Series B-1 Preferred has satisfied the criteria set forth in clause (i) of this Section 4.5.2.4, any purchases of Series C Preferred under the Series C Purchase Agreement by a Related Party of such holder that are in excess of the Pro Rata Share of such Related Party shall, to the extent requested by such holder, be attributed to such holder; provided that no shares constituting part of such excess shall be attributed to more than one holder of Preferred.

4.5.3	Liquidation Rights.

4.5.3.1 Subject to the rights of holders of Series C Preferred pursuant to the provisions of Section 4.6.3, if the Company shall be voluntarily or involuntarily liquidated, dissolved or wound up, the holder of each share of Series B-1 Preferred then outstanding (including any fractional shares) shall be entitled to receive out of the assets of the Company available for distribution to shareholders, pari passu with the distribution payable to the holders of Series B Preferred pursuant to Section 4.4.3.1, and before any payment or declaration and setting apart for payment of any amount shall be made with respect to the Series A Preferred or Common, an amount equal to (i) 100% of the Series B-1 Original Purchase Price (such amount to be adjusted proportionately in the event the shares of Series B-1 Preferred are subdivided into a greater number or combined into a lesser number), plus (ii) an amount equal to any dividends on such share which are declared but unpaid as of such liquidation, dissolution or winding up of the Company.

4.5.3.2 If, upon any liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, and subject to payment to holders of Series C Preferred of the full preferential amount pursuant to Section 4.6.3.1, the assets to be distributed to the holders of Series B Preferred and the holders of Series B-1 Preferred shall be insufficient to permit the payment of the full preferential amount pursuant to Sections 4.4.3.1 and 4.5.3.1 of this Restated Certificate, then all of the then-remaining assets of the Company to be distributed shall be distributed ratably to the holders of Series B Preferred and Series B-1 Preferred, based upon the amounts which would otherwise by payable to such holders pursuant to Section 4.4.3.1 or 4.5.3.1, as the case may be.

4.5.3.3 Upon the dissolution, liquidation or winding up of the Company, whether voluntary or involuntary, the assets of the Company available for distribution to shareholders after and in addition to the distribution of the preferential amounts pursuant to Sections 4.6.3.1, 4.5.3.1, 4.4.3.1 and 4.3.3.1 of this Restated Certificate, shall be distributed ratably to all holders of Common and Preferred on an “as-converted basis”.

4.5.3.4 For purposes of this Restated Certificate, including without limitation Sections 4.6.3, 4.5.3, 4.4.3 and 4.3.3, unless waived by the holders of at least 60% of the outstanding shares of Series C Preferred, each of the following events shall be treated as a liquidation, dissolution or winding up of the Company and shall entitle the holders of shares of all series of Preferred and Common to receive at the closing in cash, securities or other property (valued as provided in Sections 4.3.3.5, 4.4.3.5, 4.5.3.5 and 4.6.3.5) the amounts specified in Sections 4.3.3.1 through 4.3.3.5, 4.4.3.1 through 4.4.3.5, 4.5.3.1 through 4.5.3.5 and 4.6.3.1 through 4.6.3.5: (i) any acquisition of the Company by means of merger or other form of corporate reorganization in which outstanding shares of the Company are exchanged for securities or other consideration issued, or caused to be issued, by the acquiring corporation or its subsidiary (other than a transaction resulting in ownership of more than 50% of the equity of the acquiring corporation by shareholders of the Company) or (ii) a sale of the voting control of the Company or (iii) a sale of all or substantially all of the assets of the Company. The sale of shares of Series C Preferred pursuant to the Series C Purchase Agreement shall not be treated as a liquidation, dissolution or winding up of the Company.

4.5.3.5 Whenever the distribution provided for in this Section 4.5.3 shall be payable in securities or property other than cash, the value of such distribution shall be the fair market value of such securities or other property as determined in good faith by the Board of Directors

4.5.4 Conversion.

4.5.4.1 Terms of Conversion.

4.5.4.1.1 Optional Conversion. The holder of each share of Series B-1 Preferred shall have the right (the “Series B-1 Conversion Right”), at such holder’s option, to convert such share at any time, without cost and otherwise on the terms of this Section 4.5.4, into the number of fully paid and non-assessable shares of Common that results from dividing:

(A) $1.76,

by:

(B) the Series B-1 Conversion Price in effect at the time of conversion.

The “Series B-1 Conversion Price” shall initially be $1.00 and shall be subject to adjustment from time to time as provided in this Section 4.5.4.

4.5.4.1.2 Mandatory Conversion. All of the outstanding Series B-1 Preferred shall, without any further action by a holder thereof, convert into Common (a “Series B-1 Mandatory Conversion”) upon the first to occur of the following (each a “Series B-1 Mandatory Conversion Event”): (A) the Company’s Qualified Public Offering, (B) at such time as at least two-thirds of the aggregate number of shares of Series B Preferred and Series B-1 Preferred, collectively, issued prior to such time have been voluntarily converted into Common by the holders thereof, (C) at such time as is specified in a vote or written consent of the holders of at least a majority of the outstanding shares of Series B Preferred and Series B-1 Preferred, voting together as a single class on an as-converted basis, or (D) at such time as is specified in a vote or written consent of the holders of at least 60% of the outstanding shares of Series C Preferred with respect to the conversion of all Preferred into Common. In each case each share of Series B-1 Preferred shall be automatically converted, without cost, on the terms of this Section 4.5.4, into the number of shares of Common into which such share of Series B-1 Preferred would be convertible under Section 4.5.4.1.1 immediately prior to such conversion.

4.5.4.1.3 Pay to Play Conversion.

(a)	Concurrently with the Initial Closing, each share of Series B-1 Preferred outstanding at the time of the Initial Closing shall automatically convert into 0.01 share of Common except as expressly provided under this paragraph (a). Each share of Series B-1 Preferred issued after the Initial Closing upon the exercise of a warrant outstanding at the time of the Initial Closing shall immediately upon issuance convert into 0.01 share of Common except as expressly provided under this paragraph (a). The foregoing conversion to Common shall not occur with respect to any share of Series B-1 Preferred if the holder of such share of Series B-1 Preferred or warrant to purchase Series B-1 Preferred (i) executes the Series C Purchase Agreement and commits to purchase thereunder an amount of Series C Preferred having an aggregate purchase price at least equal to such holder’s Pro Rata Share as set forth opposite such holder’s name on Exhibit A-3 to the Series C Purchase Agreement, and (ii) at the Initial Closing purchases the amount of Series C Preferred allocated to such holder as set forth opposite such holder’s name under the heading “Cash Initial Shares” on Exhibit A-1 to the Series C Purchase Agreement. Following the conversion of such shares of Series B-1 Preferred, the holder thereof shall surrender the certificate or certificates therefor at the office of the Company or any transfer agent for the Series B-1 Preferred. Upon such surrender, the Company shall issue and deliver to such holder, or to the nominee or nominees of such holder, a certificate or certificates for the number of shares of Common to which such holder is entitled. If a holder’s shares of Series B-1 Preferred are converted pursuant to this Section 4.5.4.1.3(a), then notwithstanding that the certificates evidencing such shares shall not have been surrendered, all rights with respect to such shares shall terminate at the Initial Closing, except only the right of the holder to receive certificates evidencing the shares of Common upon surrender of the certificate evidencing such converted shares of Series B-1 Preferred. Any dividends or distributions accrued but unpaid at the time of conversion with respect to a share of Series B-1 Preferred so converted pursuant to this Section 4.5.4.1.3(a), whether declared or not, shall be cancelled. In determining whether any holder of Series B-1 Preferred has satisfied the criteria set forth in clause (i) of this Section 4.5.4.1.3(a), any purchases of Series C Preferred under the Series C Purchase Agreement by a Related Party of such holder that are in excess of the Pro Rata Share of such Related Party shall, to the extent requested by such holder, be attributed to such holder; provided that no shares constituting part of such excess shall be attributed to more than one holder of Preferred.

(b)	If the Milestone Closing occurs and a holder of Series B-1 Preferred does not purchase the number of Milestone Shares allocated to such holder under the Series C Purchase Agreement, then concurrently with the Milestone Closing (i) each share of Series B-1 Preferred issued to such holder pursuant to Section 4.5.2.4 shall automatically be redeemed pursuant to the terms of Section 4.5 of the Series C Purchase Agreement and (ii) each other share of Series B-1 Preferred held by such holder, or held by such holder at the time of the Initial Closing and subsequently transferred, shall automatically convert into 0.01 share of Common. Promptly following the Milestone Closing, the holder of shares so redeemed or converted shall surrender the certificates therefor at the office of the Company or any transfer agent for the Series B-1 Preferred. In the case of converted shares, upon such surrender the Company shall issue and deliver to such holder, or to the nominee or nominees of such holder, a certificate or certificates for the number of shares of Common to which such holder is entitled. If a holder’s shares of Series B-1 Preferred are redeemed or converted pursuant to this Section 4.5.4.1.3(b), then notwithstanding that the certificates evidencing such shares shall not have been surrendered, all rights with respect to such shares shall terminate at the Milestone Closing, except only the right of the holder upon surrender of the certificates evidencing such converted shares to receive certificates evidencing the shares of Common issued upon such conversion. In determining whether any holder of Series B-1 Preferred has purchased the number of Milestone Shares allocated to such holder under the Series C Purchase Agreement, any purchases of Milestone Shares under the Series C Purchase Agreement by a Related Party of such holder that are in excess of the Milestone Shares allocated to such Related Party under the Series C Purchase Agreement shall, to the extent requested by such holder, be attributed to such holder; provided that no shares constituting part of such excess shall be attributed to more than one holder of Preferred.

(c)	All shares of Common issued to any holder of Series B-1 Preferred as a result of conversion pursuant to this Section 4.5.4.1.3 shall be aggregated for the purpose of determining the number of shares of Common to which such holder shall be entitled, and no fractional shares shall be issued in connection with such conversion. Any stockholder who would otherwise be entitled to receive a fractional share of Common as a result of such conversion shall receive in lieu thereof cash in an amount equal to such fraction multiplied by the Series C Original Purchase Price (as defined below).

4.5.4.2 Mechanics of Conversion.

4.5.4.2.1 Optional Conversion. A holder of any share of Series B-1 Preferred may exercise the Series B-1 Conversion Right of such share by surrendering the certificate therefor, duly endorsed, at the office of the Company or of any transfer agent for the Series B-1 Preferred, together with a written notice to the Company which states:

(A) that such holder elects to convert the same,

(B) the number of shares of Series B-1 Preferred being converted, and

(C) the name or names in which such holder wishes the certificate or certificates for shares of Common to be issued.

Thereupon the Company shall promptly issue and deliver to the holder of such shares, or to the nominee or nominees of such holder, a certificate or certificates for the number of shares of Common to which such holder shall be entitled. If the certificate evidencing the shares of Series B-1 Preferred being converted shall also evidence shares of Series B-1 Preferred not being converted, then the Company shall also deliver to the holder of such certificate, or to the nominee or nominees of such holder, a new stock certificate evidencing the Series B-1 Preferred not converted. Any dividends or distributions declared but unpaid at the time of conversion with respect to a share of Series B-1 Preferred so converted shall be payable ratably to the holders of the Common issued upon such conversion, pari passu with the payment of such dividends or distributions payable pursuant to Section 4.4.4.2.1.

4.5.4.2.2 Mandatory Conversion. The Company shall give written notice to each holder of a share of Series B-1 Preferred (A) not more than forty (40) nor less than twenty (20) days before the anticipated effective date of the registration statement with respect to any Qualified Public Offering, and shall also give written notice to each such holder upon the occurrence of any Qualified Public Offering; and (B) upon the occurrence of any other Series B-1 Mandatory Conversion Event. Following the conversion of such shares, each holder of shares so converted may surrender the certificate therefor at the office of the Company or any transfer agent for the Series B-1 Preferred. Upon such surrender, the Company shall issue and deliver to each holder, or to the nominee or nominees of such holder, a certificate or certificates for the number of shares of Common to which such holder is entitled. Any dividends or distributions declared but unpaid at the time of conversion with respect to a share of Series B-1 Preferred so converted shall be payable ratably to the holders of the Common issued upon such conversion, pari passu with the payment of such dividends or distributions payable pursuant to Section 4.4.4.2.2.

4.5.4.3 Effective Date of Conversion.

4.5.4.3.1 Optional Conversion. The conversion of any shares of Series B-1 Preferred shall be deemed to have been made immediately prior to the close of business on the date that the shares to be converted are surrendered to the Company together with the notice required by Section 4.5.4.2.1, and the person or persons entitled to receive the shares of Common issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common on such date.

4.5.4.3.2 Mandatory Conversion. The conversion of shares of Series B-1 Preferred shall take place upon the first to occur of the Series B-1 Mandatory Conversion Events, whether or not the certificates representing such shares of Series B-1 Preferred shall have been surrendered, or new certificates representing the shares of Common into which such shares have been converted shall have been issued.

4.5.4.4 Adjustment of Conversion Price.

4.5.4.4.1 Subdivision or Combination of Shares. If the Company at any time subdivides or combines the outstanding Common after the Filing Date, the Series B-1 Conversion Price shall be decreased, in the case of a subdivision, or increased, in the case of a combination, in the same proportions as the Common is subdivided or combined, effective automatically as of the date the Company shall take a record of the holders of its Common for the purpose of the subdivision or combination (or if no such record is taken, as of the effectiveness, of the subdivision or combination).

4.5.4.4.2 Stock Dividends. If the Company at any time pays a dividend, or makes any other distribution, to holders of Common payable in shares of Common, or fixes a record date for the determination of holders of Common entitled to receive a dividend or other distribution payable in shares of Common, the Series B-1 Conversion Price shall be decreased by multiplying it by a fraction:

(A) the numerator of which shall be the total number of shares of Common outstanding immediately prior to such dividend or distribution, and

(B) the denominator of which shall be the total number of shares of Common outstanding immediately after such dividend or distribution (plus, if the Company paid cash instead of fractional shares otherwise issuable in such dividend or distribution, the number of additional shares which would have been outstanding had the Company issued fractional shares instead of cash), effective automatically as of the date the Company shall take a record of the holders of its Common for the purpose of receiving such dividend or distribution (or if no such record is taken, as of the effectiveness of such dividend or distribution).

4.5.4.4.3 Reclassification, Consolidation or Merger. If at any time, as a result of:

(A) a capital reorganization or reclassification (other than a subdivision, combination or dividend which gives rise to adjustment of the Series B-1 Conversion Price pursuant to Sections 4.5.4.4.1 or 4.5.4.4.2), or

(B) a merger or consolidation of the Company with another corporation (whether or not the Company is the surviving corporation),

the Common issuable upon the conversion of the Series B-1 Preferred shall be changed into or exchanged for the same or a different number of shares of any class or classes of stock of the Company or any other corporation, or other securities convertible into such shares, then, as a part of such reorganization, reclassification, merger or consolidation, appropriate adjustments shall be made in the terms of the Series B-1 Preferred (or of any securities into which the Series B-1 Preferred is changed or for which the Series B-1 Preferred is exchanged), so that:

(X) the holders of Series B-1 Preferred or of such substitute securities shall thereafter be entitled to receive, upon conversion of the Series B-1 Preferred or of such substitute securities, the kind and amount of shares of stock, other securities, money and property which such holders would have received at the time of such capital reorganization, reclassification, merger, or consolidation, if such holders had converted their Series B-1 Preferred into Common immediately prior to such capital reorganization, reclassification, merger, or consolidation, and

(Y) the Series B-1 Preferred or such substitute securities shall thereafter be adjusted on terms as nearly equivalent as may be practicable to the adjustments theretofore provided in Section 4.5.4.4.

The provisions of this Section 4.5.4.4.3 shall similarly apply to successive capital reorganizations, reclassifications, mergers, and consolidations.

4.5.4.4.4 Additional Shares of Common. If at any time the Company issues (or is deemed by the express provisions of Section 4.3.4.4.5 to have issued or sold) Additional Shares of Common without consideration or for a consideration per share less than the lower of (i) the Series B-1 Conversion Price in effect at such issuance or (ii) the Series C Conversion Price in effect at such issuance, then the Series B-1 Conversion Price shall be reduced, concurrently with such issuance, to a price (calculated to the nearest cent) equal to the price determined by multiplying the Series B-1 Conversion Price by a fraction:

(A) the numerator of which shall be the number of shares of Common Outstanding immediately prior to the issuance of such Additional Shares of Common plus the number of shares of Common which the aggregate consideration received (or by the express provisions hereof deemed to have been received) by the Company for the total number of such Additional Shares of Common so issued would purchase at the Series B-1 Conversion Price, and

(B) the denominator of which shall be the number of shares of Common Outstanding immediately after the issuance of such Additional Shares of Common;

provided, however, that in no event shall the Series B-1 Conversion Price be reduced below $.01.

4.5.4.4.5 Convertible Securities. For purposes of the adjustment required under Section 4.5.4.4.4, Convertible Securities shall be treated as described in Section 4.3.4.4.5.

4.5.4.4.6 Valuation of Consideration. The value of consideration received by the Company for any issue or sale of securities shall be determined as set forth in Section 4.3.4.4.6.

4.5.4.4.7 Liquidating Dividends. Subject to the preferential rights of holders of Series C Preferred pursuant to the provisions of Section 4.6.4.4.7, if the Company, at any time while any of the Series B-1 Preferred is outstanding, shall make a distribution of its assets to the holders of its Common as a dividend in liquidation or partial liquidation or by way of return of capital or other than as a dividend payable out of funds legally available for dividends under the laws of the State of Delaware, the holders of the Series B-1 Preferred shall be entitled to receive, without payment of any consideration therefor, the assets that would have been payable to them as owners of that number of shares of Common receivable by exercise of such Series B-1 Conversion Rights, had they been the holders of record of such Common on the record date for such distribution; and an appropriate provision therefor shall be made a part of any such distribution in accordance with the preferential provisions of Section 4.5.3 of this Restated Certificate.

4.5.4.5 Reservation of Shares. The Company will take such corporate action as may be necessary from time to time so that at all times it will have authorized, and reserved out of its authorized but unissued Common for the sole purpose of issuance upon conversion of shares of Series B-1 Preferred, a sufficient number of shares of Common to permit the conversion in full of all outstanding shares of Series B-1 Preferred.

4.5.4.6 Full Consideration. All shares of Common which shall be issued upon the conversion of any Series B-1 Preferred will, upon issuance, be fully paid and non assessable. The Company will pay such amounts and will take such other action as may be necessary from time to time so that all shares of Common which shall be issued upon the exercise of the Series B-1 Conversion Right of any Series B-1 Preferred will, upon issuance and without cost to the recipient, be free from all preemptive rights, taxes, liens and charges with respect to the issue thereof.

4.5.4.7 Notice of Adjustment Events. Whenever the Company contemplates the occurrence of an event which would give rise to adjustments under Section 4.5.4.4, the Company shall mail to each holder of Series B-1 Preferred, at least 20 days prior to the record date with respect to such event or, if no record date shall be established, at least 20 days prior to such event, a notice specifying (i) the nature of the contemplated event, and (ii) the date on which any such record is to be taken for the purpose of such event, and (iii) the date on which such event is expected to become effective, and (iv) the time, if any is to be fixed, when the holders of record of Common (or other securities) shall be entitled to exchange their shares of Common (or other securities) for securities or other property deliverable in connection with such event.

4.5.4.8 Notice of Adjustments. Whenever the Series B-1 Conversion Price or the kind of securities issuable upon the conversion of Series B-1 Preferred, or both, shall be adjusted pursuant to Section 4.5.4.4, the Company shall mail to each holder of Series B-1 Preferred, by first class mail postage prepaid, promptly after each adjustment, a certificate signed by its President or a Vice President and by its Chief Financial Officer, Secretary or Assistant Secretary, setting forth, in reasonable detail, the event requiring the adjustment, the amount of the adjustment, the method by which such adjustment was calculated (including a description of the basis on which the Board of Directors of the Company made any determination hereunder), and the Series B-1 Conversion Price and the kind of securities issuable upon the conversion of Series B-1 Preferred after giving effect to such adjustment.

4.5.5	Redemptions. The Series B-1 Preferred shall be redeemed simultaneously with the Series B Preferred in accordance with the provision of Section 4.4.5.

4.5.6	No Reissuance of Series B-1 Preferred. No share or shares of Series B-1 Preferred acquired by the Company by reason of redemption, purchase, conversion or otherwise shall be reissued, and all such shares shall be canceled, retired and eliminated from the shares which the Company shall be authorized to issue.

4.6 Powers and Qualifications of Series C Preferred Stock. The powers, preferences and rights, and the qualifications, restrictions or limitations, of the Series C Preferred are as follows:

4.6.1	Voting Rights. Except as otherwise required by law or expressly provided in this Restated Certificate, each share of Series C Preferred (including any fractional share) shall entitle the holder thereof to vote on each matter submitted to a vote of the shareholders of the Company and to have the number of votes equal to the number (including any fraction) of shares of Common into which such share of Series C Preferred is then convertible pursuant to the provisions hereof at the record date for the determination of shareholders entitled to vote on such matter or, if no such record date is established, at the date such vote is taken or any written consent of shareholders becomes effective. Except as otherwise required by law or expressly provided in this Restated Certificate, the holders of shares of Common and Preferred of all classes shall vote together and not as separate classes or series.

4.6.2	Dividends.

4.6.2.1 The holders of Series C Preferred shall be entitled to receive dividends at the rate of 8% of the Series C Original Purchase Price (as hereafter defined) (such amount to be adjusted proportionately in the event the shares of Series C Preferred are subdivided into a greater number or combined into a lesser number) per annum, payable out of funds legally available therefor. Such dividends shall be payable only when, as and if declared by the Board of Directors and shall be non-cumulative. The “Series C Original Purchase Price” shall be $0.289018.

4.6.2.2 No dividends (other than those payable on Common solely in shares of Common) shall be paid on any shares of Series B-1 Preferred, Series B Preferred, Series A Preferred or Common during any fiscal year of the Company until dividends in the total amount determined in accordance with Section 4.6.2.1 (adjusted in accordance therewith, if applicable) on the Series C Preferred shall have been paid or declared and set apart during that fiscal year, and no dividends (other than those payable on Common solely in shares of Common) shall be paid on any share of Series B-1 Preferred, Series B Preferred, Series A Preferred or Common, unless a dividend is paid with respect to all outstanding shares of Series C Preferred in an amount for each such share of Series C Preferred equal to or greater than the aggregate amount of such dividends for all shares of Common into which each such share of Series C Preferred could then be converted (assuming, for the purposes of calculating the amount of dividends to be paid under this section, in the case of dividends declared on shares of Series B-1 Preferred, Series B Preferred or Series A Preferred, that such shares of Series B-1 Preferred, Series B Preferred or Series A Preferred, as applicable, had been converted into shares of Common and such dividends had been declared on the shares of Common issued upon conversion thereof).

4.6.2.3 In the event any dividend or other distribution payable in cash or other property (other than securities of the Company the issuance of which gives rise, to adjustments pursuant to Section 4.6.4.4 of this Restated Certificate) is declared on any Common, each holder of shares of Series C Preferred on the record date for such dividend or distribution shall be entitled to receive, in addition to any dividend under 4.6.2.1, on the date of payment or distribution of such dividend or other distribution the same cash or other property which such holder would have received on such record date if such holder were the holder of record of the number (including any fraction) of shares of Common into which the shares of Series C Preferred then held by such holder are then convertible.

4.6.3	Liquidation Rights.

4.6.3.1 If the Company shall be voluntarily or involuntarily liquidated, dissolved or wound up, the holder of each share of Series C Preferred then outstanding (including any fractional shares) shall be entitled to receive out of the assets of the Company available for distribution to shareholders, and before any payment or declaration and setting apart for payment of any amount shall be made with respect to the Series B-1 Preferred, Series B Preferred, Series A Preferred or Common, an amount equal to (i) 100% of the Series C Original Purchase Price (such amount to be adjusted proportionately in the event the shares of Series C Preferred are subdivided into a greater number or combined into a lesser number), plus (ii) an amount equal to any dividends on such share which are declared but unpaid as of such liquidation, dissolution or winding up of the Company.

4.6.3.2 If, upon any liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, the assets to be distributed to the holders of Series C Preferred shall be insufficient to permit the payment of the full preferential amount pursuant to Section 4.6.3.1 of this Restated Certificate, then all of the assets of the Company to be distributed shall be distributed ratably to the holders of Series C Preferred.

4.6.3.3 Upon the dissolution, liquidation or winding up of the Company, whether voluntary or involuntary, the assets of the Company available for distribution to shareholders after and in addition to the distribution of the preferential amounts pursuant to Sections 4.6.3.1, 4.5.3.1, 4.4.3.1 and 4.3.3.1 of this Restated Certificate, shall be distributed ratably to all holders of Common and Preferred on an “as- converted basis”.

4.6.3.4 For purposes of this Restated Certificate, including without limitation Sections 4.6.3, 4.5.3, 4.4.3 and 4.3.3, unless waived by the holders of at least 60% of the outstanding shares of Series C Preferred, each of the following events shall be treated as a liquidation, dissolution or winding up of the Company and shall entitle the holders of shares of all series of Preferred and Common to receive at the closing in cash, securities or other property (valued as provided in Sections 4.3.3.5, 4.4.3.5, 4.5.3.5 and 4.6.3.5) the amounts specified in Sections 4.3.3.1 through 4.3.3.5, 4.4.3.1 through 4.4.3.5, 4.5.3.1 through 4.5.3.5 and 4.6.3.1 through 4.6.3.5: (i) any acquisition of the Company by means of merger or other form of corporate reorganization in which outstanding shares of the Company are exchanged for securities or other consideration issued, or caused to be issued, by the acquiring corporation or its subsidiary (other than a transaction resulting in ownership of more than 50% of the equity of the acquiring corporation by shareholders of the Company) or (ii) a sale of the voting control of the Company or (iii) a sale of all on substantially all of the assets of the Company. The sale of shares of Series C Preferred pursuant to the Series C Purchase Agreement shall not be treated as a liquidation, dissolution or winding up of the Company.

4.6.3.5 Whenever the distribution provided for in this Section 4.6.3 shall be payable in securities or property other than cash, the value of such distribution shall be the fair market value of such securities or other property as determined in good faith by the Board of Directors.

4.6.4 Conversion.

4.6.4.1 Terms of Conversion.

4.6.4.1.1 Optional Conversion. The holder of each share of Series C Preferred shall have the right (the “Series C Conversion Right”), at such holder’s option, to convert such share at any time, without cost and otherwise on the terms of this Section 4.6.4, into the number of fully paid and non-assessable shares of Common that results from dividing:

(A) $0.289018,

by:

(B) the Series C Conversion Price in effect at the time of conversion.

The “Series C Conversion Price” shall initially be $0.289018 and shall be subject to adjustment from time to time as provided in this Section 4.6.4.

4.6.4.12 Mandatory Conversion. All of the outstanding Series C Preferred shall, without any further action by a holder thereof, convert into Common (a “Series C Mandatory Conversion”) upon the first to occur of the following (each a “Series C Mandatory Conversion Event”): (A) the Company’s Qualified Public Offering, (B) at such time as at least 60% of the aggregate number of shares of Series C Preferred issued prior to such time have been voluntarily converted into Common by the holders thereof, (C) at such time as is specified in a vote or written consent of the holders of at least 60% of the outstanding shares of Series C Preferred, or (D) at such time as is specified in vote or written consent of the holders of at least 60% of the outstanding shares of Series C Preferred with respect to the conversion of all Preferred into Common. In each case each share of Series C Preferred shall be automatically converted, without cost, on the terms of this Section 4.6.4, into the number of shares of Common into which such share of Series C Preferred would be convertible under 4.6.4.1.1 immediately prior to such conversion.

4.6.4.1.3 Pay to Play Conversion.

(a)	If the Milestone Closing occurs and a holder of Series C. Preferred does not purchase the number of Milestone Shares allocated to such holder under the Series C Purchase Agreement, then concurrently with the Milestone Closing each share of Series C Preferred held by such holder, or issued to such holder under the Series C Purchase Agreement and subsequently transferred, shall automatically convert into the number of shares of Common into which such share of Series C Preferred would be convertible under 4.6.4.1.1 immediately prior to such conversion. Promptly following the Milestone Closing, the holder of shares so converted shall surrender the certificates therefor at the office of the Company or any transfer agent for the Series C Preferred. Upon such surrender the Company shall issue and deliver to such holder, or to the nominee or nominees of such holder, a certificate or certificates for the number of shares of Common to which such holder is entitled. If a holder’s shares of Series C Preferred are converted pursuant to this Section 4.6.4.1.3(a), then notwithstanding that the certificates evidencing such shares shall not have been surrendered, all rights with respect to such shares shall terminate at the Milestone Closing, except only the right of the holder upon surrender of the certificates evidencing such converted shares to receive certificates evidencing the shares of Common issued upon such conversion. In determining whether any holder of Series C Preferred has purchased the number of Milestone Shares allocated to such holder under the Series C Purchase Agreement, any purchases of Milestone Shares under the Series C Purchase Agreement by a Related Party of such holder that are in excess of the Milestone Shares allocated to such Related Party under the Series C Purchase Agreement shall, to the extent requested by such holder, be attributed to such holder; provided that no shares constituting part of such excess shall be attributed to more than one holder of Preferred. Notwithstanding the foregoing and for avoidance of doubt, the terms of this Section 4.6.4.1.3(a) shall not apply to the reduction in the number of Milestone Shares allocated to Mizuho Corp. under the Series C Purchase Agreement if such reduction is made solely to comply with Section 4.5 of the Series C Purchase Agreement.

(b)	All shares of Common issued to any holder of Series C Preferred as a result of conversion pursuant to this Section 4.6.4.1.3 shall be aggregated for the purpose of determining the number of shares of Common to which such holder shall be entitled, and no fractional shares shall be issued in connection with such conversion. Any stockholder who would otherwise be entitled to receive a fractional share of Common as a result of such conversion shall receive in lieu thereof cash in an amount equal to such fraction multiplied by the Series C Original Purchase Price.

4.6.4.2 Mechanics of Conversion.

4.6.4.2.1 Optional Conversion. A holder of any share of Series. C Preferred may exercise the Series C Conversion Right of such share by surrendering the certificate therefor duly endorsed, at the office of the Company or of any transfer agent for the Series C Preferred, together with a written notice to the Company which states:

(A) that such holder elects to convert the same,

(B) the number of shares of Series C Preferred being converted, and

(C) the name or names in which such holder wishes the certificate or certificates for shares of Common to be issued.

Thereupon the Company shall promptly issue and deliver to the holder of such shares, or to the nominee or nominees of such holder, a certificate or certificates for the number of shares of Common to which such holder shall be entitled. If the certificate evidencing the shares of Series C Preferred being converted shall also evidence shares of Series C Preferred not being converted, then the Company shall also deliver to the holder of such certificate, or to the nominee or nominees of such holder, a new stock certificate evidencing the Series C Preferred not converted. Any dividends or distributions declared but unpaid at the time of conversion with respect to a share of Series C Preferred so converted shall be payable ratably to the holders of the Common issued upon such conversion.

4.6.4.2.2 Mandatory Conversion. The Company shall give written notice to each holder of a share of Series C Preferred (A) not more than forty (40) nor less than twenty (20) days before the anticipated effective date of the registration statement with respect to any Qualified Public Offering, and shall also give written notice to each such holder upon the occurrence of any Qualified Public Offering; and (B) upon the occurrence of any other Series C Mandatory Conversion Event. Following the conversion of such shares, each holder of shares so converted may surrender the certificate therefor at the office of the Company or any transfer agent for the Series C Preferred. Upon such surrender, the Company shall issue and deliver to each holder, or to the nominee or nominees of such holder, a certificate or certificates for the number of shares of Common to which such holder is entitled. Any dividends or distributions declared but unpaid at the time of conversion with respect to a share of Series C Preferred so converted shall be payable ratably to the holders of the Common issued upon such conversion.

4.6.4.3 Effective Date of Conversion.

4.6.4.3.1 Optional Conversion. The conversion of any shares of Series C Preferred shall be deemed to have been made immediately prior to the close of business on the date that the shares to be converted are surrendered to the Company together with the notice required by Section 4.6.4.2.1, and the person or persons entitled to receive the shares of Common issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common on such date.

4.6.4.3.2 Mandatory Conversion. The conversion of shares of Series C Preferred shall take place upon the first to occur of the Series C Mandatory Conversion Events, whether or not the certificates representing such shares of Series C Preferred shall have been surrendered, or new certificates representing the shares of Common into which such shares have been converted shall have been issued.

4.6.4.4 Adjustment of Conversion Price.

4.6.4.4.1 Subdivision or Combination of Shares. If the Company at any time subdivides or combines the outstanding Common after the Filing Date, the Series C Conversion Price shall be decreased, in the case of a subdivision, or increased, in the case of a combination, in the same proportions as the Common is subdivided or combined, effective automatically as of the date the Company shall take a record of the holders of its Common for the purpose of the subdivision or combination (or if no such record is taken, as of the effectiveness of the subdivision or combination).

4.6.4.4.2 Stock Dividends. If the Company at any time pays a dividend, or makes any other distribution, to holders of Common payable in shares of Common, or fixes a record date for the determination of holders of Common entitled to receive a dividend or other distribution payable in shares of Common, the Series C Conversion Price shall be decreased by multiplying it by a fraction:

(A) the numerator of which shall be the total number of shares of Common outstanding immediately prior to such dividend or distribution, and

(B) the denominator of which shall be the total number of shares of Common outstanding immediately after such dividend or distribution (plus, if the Company paid cash instead of fractional shares otherwise issuable in such dividend or distribution, the number of additional shares which would have been outstanding had the Company issued fractional shares instead of cash), effective automatically as of the date the Company shall take a record of the holders of its Common for the purpose of receiving such dividend or distribution (or if no such record is taken, as of the effectiveness of such dividend or distribution).

4.6.4.4.3 Reclassification, Consolidation or Merger. If at any time, as a result of:

(A) a capital reorganization or reclassification (other than a subdivision, combination or dividend which gives rise to adjustment of the Series C Conversion Price pursuant to Sections 4.6.4.4.1 or 4.6.4.4.2), or

(B) a merger or consolidation of the Company with another corporation (whether or not the Company is the surviving corporation),

the Common issuable upon the conversion of the Series C Preferred shall be changed into or exchanged for the same or a different number of shares of any class or classes of stock of the Company or any other corporation, or other securities convertible into such shares, then, as a part of such reorganization, reclassification, merger or consolidation, appropriate adjustments shall be made in the terms of the Series C Preferred (or of any securities into which the Series C Preferred is changed or for which the Series C Preferred is exchanged), so that:

(X) the holders of Series C Preferred or of such substitute securities shall thereafter be entitled to receive, upon conversion of the Series C Preferred or of such substitute securities, the kind and amount of shares of stock, other securities, money and property which such holders would have received at the time of such capital reorganization, reclassification, merger, or consolidation, if such holders had converted their Series C Preferred into Common immediately prior to such capital reorganization, reclassification, merger, or consolidation, and

(Y) the Series C Preferred or such substitute securities shall thereafter be adjusted on terms as nearly equivalent as may be practicable to the adjustments theretofore provided in Section 4.6.4.4.

The provisions of this Section 4.6.4.4.3 shall similarly apply to successive capital reorganizations, reclassifications, mergers, and consolidations.

4.6.4.4.4 Additional Shares of Common. If at any time the Company issues (or is deemed by the express provisions of Section 4.3.4.4.5 to have issued or sold) Additional Shares of Common without consideration or for a consideration per share less than the Series C Conversion Price in effect at such issuance, then the Series C Conversion Price shall be reduced, concurrently with such issuance, to a price (calculated to the nearest cent) equal to the price determined by multiplying the Series C Conversion Price by a fraction:

(A) the numerator of which shall be the number of shares of Common Outstanding immediately prior to the issuance of such Additional Shares of Common plus the number of shares of Common which the aggregate consideration received (or by the express provisions hereof deemed to have been received) by the Company for the total number of such Additional Shares of Common so issued would purchase at the Series C Conversion Price, and

(B) the denominator of which shall be the number of shares of Common Outstanding immediately after the issuance of such Additional Shares of Common;

provided, however, that in no event shall the Series C Conversion Price be reduced below $.01.

4.6.4.4.5 Convertible Securities. For purposes of the adjustment required under Section 4.6.4.4.4, Convertible Securities shall be treated as described in Section 4.3.4.4.5.

4.6.4.4.6 Valuation of Consideration. The value of consideration received by the Company for any issue or sale of securities shall be determined as set forth in Section 4.3.4.4.6.

4.6.4.4.7 Liquidating Dividends. If the Company, at any time while any of the Series C Preferred is outstanding, shall make a distribution of its assets to the holders of its Common as a dividend in liquidation or partial liquidation or by way of return of capital or other than as a dividend payable out of funds legally available for dividends under the laws of the State of Delaware, the holders of the Series C Preferred shall be entitled to receive, without payment of any consideration therefor, the assets that would have been payable to them as owners of that number of shares of Common receivable by exercise of such Series C Conversion Rights, had they been the holders of record of such Common on the record date for such distribution; and an appropriate provision therefor shall be made a part of any such distribution in accordance with the preferential provisions of Section 4.6.3 of this Restated Certificate.

4.6.4.5 Reservation of Shares. The Company will take such corporate action as may be necessary from time to time so that at all times it will have authorized, and reserved out of its authorized but unissued Common for the sole purpose of issuance upon conversion of shares of Series C Preferred, a sufficient number of shares of Common to permit the conversion in full of all outstanding shares of Series C Preferred.

4.6.4.6 Full Consideration. All shares of Common which shall be issued upon the conversion of any Series C Preferred will, upon issuance, be fully paid and non- assessable. The Company will pay such amounts and will take such other action as may be necessary from time to time so that all shares of Common which shall be issued upon the exercise of the Series C Conversion Right of any Series C Preferred will, upon issuance and without cost to the recipient, be free from all preemptive rights, taxes, liens and charges with respect to the issue thereof.

4.6.4.7 Notice of Adjustment Events. Whenever the Company contemplates the occurrence of an event which would give rise to adjustments under Section 4.6.4.4, the Company shall mail to each holder of Series C Preferred, at least 20 days prior to the record date with respect to such event or, if no record date shall be established, at least 20 days prior to such event, a notice specifying (i) the nature of the contemplated event, and (ii) the date on which any such record is to be taken for the purpose of such event, and (iii) the date on which such event is expected to become effective, and (iv) the time, if any is to be fixed, when the holders of record of Common (or other securities) shall be entitled to exchange their shares of Common (or other securities) for securities or other property deliverable in connection with such event.

4.6.4.8 Notice of Adjustments. Whenever the Series C Conversion Price or the kind of securities issuable upon the conversion of Series C Preferred, or both, shall be adjusted pursuant to Section 4.6.4.4, the Company shall mail to each holder of Series C Preferred, by first class mail postage prepaid, promptly after each adjustment, a certificate signed by its President or a Vice President and by its Chief Financial Officer, Secretary or Assistant Secretary, setting forth, in reasonable detail, the event requiring the adjustment, the amount of the adjustment, the method by which such adjustment was calculated (including a description of the basis on which the Board of Directors of the Company made any determination hereunder), and the Series C Conversion Price and the kind of securities issuable upon the conversion of Series C Preferred after giving effect to such adjustment.

4.6.5	Redemption.

4.6.5.1 “Redemption Trigger Date” has the meaning ascribed thereto in Section 4.3.5.1 above.

4.6.5.2 At any time on or after the Redemption Trigger Date, the holders of at least 60% of the outstanding Series C Preferred shall have the right to elect to require the Company to redeem all outstanding shares of Series C Preferred. Within not more than fifteen (15) business days after receipt of written notice of such election (“Series C Redemption Election”), the Company will provide a written notice (“Series C Redemption Notice”) advising each holder of Series C Preferred of the proposed redemption in the form required under Section 4.6.5.3.1. The Board of Directors shall establish the date on which the Series C Preferred will be redeemed (“Series C Redemption Date”), which date will be not less than thirty (30) nor more than ninety (90) days after the date the Company receives the Series C Redemption Election. On the Series C Redemption Date, the Company will redeem for cash, out of funds legally available for such purpose, all shares of Series C Preferred at a price per share equal to the Series C Original Purchase Price (such amount to be adjusted proportionately in the event the shares of Series C Preferred are subdivided into a greater number or combined into a lesser number) plus all declared but unpaid dividends on such shares (the “Series C Redemption Price”).

4.6.5.2.1 The Series C Redemption Notice shall state:

(a)	that the holders of at least 60% of the outstanding Series C Preferred have elected to require the Company to redeem all outstanding shares of Series C Preferred,

(b)	the amount of funds legally available for such redemption and the maximum number of shares of Series C Preferred the Company can redeem,

(c)	the Series C Redemption Date, and

(d)	that each holder is to surrender to the Company in the manner designated at the Company’s principal place of business, its certificate or certificates representing the shares of Series C Preferred to be redeemed.

4.6.5.3 Each holder of shares of Series C Preferred being redeemed shall surrender the certificate or certificates representing such shares to the Company, at the Company’s principal place of business. Upon such surrender (but not earlier than the Series C Redemption Date) the Series C Redemption Price for such shares shall be payable to the order of the person whose name appears on such certificate or certificates as the owner thereof, and each surrendered certificate shall be cancelled and retired. If a certificate is surrendered and all the shares evidenced thereby cannot be redeemed, the Company shall cause certificates evidencing the shares not being redeemed to be issued in the name of the registered owner of such shares and to be delivered to such person.

4.6.5.4 If the Series C Redemption Price is either paid or made available for payment through the deposit arrangement specified in Section 4.6.5.6 with respect to any shares of Series C Preferred, then notwithstanding that the certificates evidencing any of the shares to be redeemed shall not have been surrendered, all rights with respect to such shares shall terminate as of the Series C Redemption Date, except only the right of the holder to receive the Series C Redemption Price upon surrender of the certificate evidencing such shares.

4.6.5.5 Within 10 business days of the Company’s receipt of the Series C Redemption Election, the Company shall deposit with any bank or trust company having a capital and surplus of at least $50,000,000 as a trust fund, a sum equal to the aggregate Series C Redemption Price of all outstanding shares of Series C Preferred with irrevocable instructions and authority to the bank or trust company to pay, on or after the Series C Redemption Date, the Series C Redemption Price to the respective holders of Series C Preferred upon the surrender of their share certificates. From and after the date of such deposit, the shares so called for redemption shall be redeemed. The deposit shall constitute full payment of the shares to their holders, and from and after the Series C Redemption Date, the shares shall be deemed to be no longer outstanding, and the holders thereof shall cease to be shareholders with respect thereto and shall have no rights with respect thereto except the rights to receive from the bank or trust company payment of the Series C Redemption Price of the shares, without interest, upon surrender of their certificates therefor (and a certificate for those shares, if any, evidenced by such certificates which are not being redeemed on such Series C Redemption Date). Any funds so deposited and unclaimed at the end of one year from such Series C Redemption Date shall be released or repaid to the Company, after which the former holders of the shares called for redemption shall be entitled to receive payment of the Series C Redemption Price with respect to such shares only from the Company.

4.6.5.6 Subject to Section 4.6.5.2 hereof, if the funds of the Company legally available therefor shall be insufficient to discharge the Series C Preferred redemption requirement in full, funds to the extent legally available for such purpose shall be set aside upon the Company’s receipt of a Series C Redemption Election in accordance with Sections 4.6.5.6. The maximum number of full shares of Series C Preferred that can be redeemed with such funds shall be redeemed from the holders of shares of Series C Preferred as of the date of such Series C Redemption Election ratably in accordance with the full amounts otherwise payable to them. Thereafter, the Company shall redeem shares of Series C Preferred ratably from the holders thereof as funds legally available therefor become available.

4.6.5.7 Nothing in this Section 4.6.5 shall prevent any holder of shares of Series C Preferred from exercising the Series C Conversion Right of such shares at any time prior to the actual redemption of such shares.

4.6.6	No Reissuance of Series C Preferred. No share or shares of Series C Preferred acquired by the Company by reason of redemption, purchase, conversion or otherwise shall be reissued, and all such shares shall be canceled, retired and eliminated from the shares which the Company shall be authorized to issue.

4.6.7	Protective Provisions. For so long as any shares of Series C Preferred remain outstanding, consent of the holders of at least 60% of the outstanding shares of Series C Preferred shall be required for any action that (i) alters or changes the rights, preferences or privileges of the Series C Preferred, (ii) increases or decreases the authorized number of shares of Series C Preferred, (iii) increases or decreases the authorized number of shares of Common or Preferred, (iv) creates (by reclassification or otherwise) any new class or series of shares having rights, preferences or privileges senior to or on a parity with the Series C Preferred, (v) results in the redemption of any shares of Common (other than pursuant to equity incentive agreements with employees or service providers giving the Company the right to repurchase shares upon the termination of employment or services), (vi) results in any merger, other corporate reorganization, sale of control, or any transaction in which all or substantially all of the assets of the Company are sold, (vii) amends or waives any provision of this Restated Certificate or the Bylaws of the Company, (viii) increases or decreases the authorized size of the Company’s Board of Directors, (ix) creates or amends any employee stock option or incentive plan, (x) results in the payment or declaration of any dividend on any shares of Common or Preferred or (xi) makes or permits any material change in the nature of the business of the Company or any of its subsidiaries.

5.	NAME OF INCORPORATOR

The name and mailing address of the incorporator is Fred D. Hutchison, 5410 Trinity Road, Suite 400, Raleigh, North Carolina 27607.

6.	NUMBER OF DIRECTORS

The number of Directors of the Company may be fixed by the Bylaws.

7.	ELECTIONS OF DIRECTORS

Elections of directors may be, but shall not be required to be, by written ballot.

8.	LIABILITIES OF DIRECTORS

No directors of the Company shall have personal liability arising out of an actions whether by or in the right of the Company or otherwise for monetary damages for breach of fiduciary duty as a director; provided, however, that the foregoing shall not limit or eliminate the liability of a director (i) for any breach of the director’s, duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of Delaware or any successor provision, (iv) for any transaction from which such director derived an improper personal benefit, or (v) acts or omissions occurring prior to the date of the effectiveness of this provision.

Furthermore, notwithstanding the foregoing provision, in the foregoing provision, in the event that the General Corporation Law of Delaware is amended or enacted to permit further limitation or elimination of the personal liability of the director, the personal liability of the Company’s directors shall be limited or eliminated to the fullest extent permitted by the applicable law.

This provision shall not affect any provision permitted under the General Corporation Law of Delaware in the certificate of incorporation, Bylaws or contract or resolution of the Company indemnifying or agreeing to indemnify a director against personal liability. Any repeal or modification of this provision shall not adversely affect any limitation hereunder on the personal liability of the director with respect to acts or omissions occurring prior to such repeal or modification.

IN WITNESS WHEREOF, said ARGOS THERAPEUTICS, INC. has caused this Third Amended and Restated Certificate of Incorporation to be signed by John Bonfiglio, its Chief Executive Officer, and attested by William N. Wofford, its Assistant Secretary, this 28th day of March, 2008.

ARGOS THERAPEUTICS, INC.

Per:	/s/ John N. Bonfiglio

ATTESTED:

By:	/s/ William N. Wofford

CERTIFICATE OF AMENDMENT OF

THIRD AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION OF

ARGOS THERAPEUTICS, INC.

Pursuant to Section 242

of

the General Corporation Law of the State of Delaware

Argos Therapeutics, Inc. (the “Company”), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify as follows:

1. The name of the Company is Argos Therapeutics, Inc.

2. By written consent in lieu of a meeting of the Board of Directors of the Corporation, pursuant to Section 141(f) of the General Corporation Law of the State of Delaware, a resolution was duly adopted, pursuant to Section 242 of the General Corporation Law of the State of Delaware, setting forth this Certificate of Amendment of the Third Amended and Restated Certificate of Incorporation of the Company (this “Certificate of Amendment”), declaring said Certificate of Amendment to be in the best interest of the Company, and approving said Certificate of Amendment. The stockholders of the Company duly approved said proposed Certificate of Amendment by written consent in lieu of a meeting of the stockholders in accordance with Sections 228 and 242 of the General Corporation Law of the State of Delaware. The text of the Certificate of Amendment is as follows:

*    *    *    *    *

The Third Amended and Restated Certificate of Incorporation of the Company is hereby amended by:

1. Deleting the first paragraph of Section 4.1 in its entirety and inserting the following in lieu thereof:

“The total number of shares of all classes of stock which the Company shall have authority to issue pursuant to this Third Amended and Restated Certificate of Incorporation (this “Restated Certificate”) is 388,455,210, of which (i) 227,000,000 shares are of a class designated “Common Stock”, $0.001 par value (the “Common”), and (ii) 161,455,210 shares are of a class designated “Preferred Stock”, $0.001 par value (the “Preferred”), of which 1,648,253 shares are of a series of such class designated “Series A Preferred Stock” (the “Series A Preferred”), 30,426,397 shares are of a series of such class designated “Series B Preferred Stock” (the “Series B Preferred”), 3,671,086 shares are of a series of such class designated “Series B-1 Preferred Stock” (the “Series B-1 Preferred”), and 125,709,474 shares are of a series of such class designated “Series C Preferred Stock” (the “Series C Preferred”).”

2. Deleting subparagraph (3) of Section 4.3.4.4.4(A) in its entirety and inserting the following in lieu thereof:

“(3) up to 37,610,368 shares of Common issued upon the exercise of any options granted to employees or directors of, or consultants to, the Company as compensation for services rendered to the Company pursuant to one or more option plans approved by the affirmative vote or written consent of the Board of Directors, (such amount to be adjusted proportionately in the event shares of Common are subdivided into a greater number or combined into a lesser number),”

3. Deleting subparagraph (5) of Section 4.3.4.4.4(A) in its entirety and inserting the following in lieu thereof:

“(5) up to 123,099,041 shares of Series C Preferred issued pursuant to the Series C Purchase Agreement,”

4. Deleting subparagraph (6) of Section 4.3.4.4.4(A) in its entirety and inserting the following in lieu thereof:

“(6) up to 54,471 shares of Common and 2,227,314 shares of Series B Preferred issued upon the exercise of warrants described in the Disclosure Schedule to the Series C Purchase Agreement (such amounts to be adjusted proportionately in the event shares of Common are subdivided in to a greater number or combined into a lesser number),”

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the Company has caused this Certificate of Amendment of the Third Amended and Restated Certificate of Incorporation to be executed on its behalf by John N. Bonfiglio, its President and Chief Executive Officer this 21st day of April, 2008.

/s/ John N. Bonfiglio
John N. Bonfiglio
President & Chief Executive Officer

Argos Therapeutics, Inc.
Certificate of Amendment to Third Amended and Restated Certificate of Incorporation - Signature Page -

CERTIFICATE OF CORRECTION OF

THIRD AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION OF

ARGOS THERAPEUTICS, INC.

October 29, 2008

Argos Therapeutics, Inc., a corporation organized and existing under and by virtue of the Delaware General Corporation Law, does hereby certify:

1.	The name of the corporation is Argos Therapeutics, Inc. (the “Company”).

2.	The Third Amended and Restated Certificate of Incorporation of the Company filed by the Secretary of State of the State of Delaware on March 28, 2008 (as amended, the “Charter”), requires correction as permitted by Section 103 of the General Corporation Law of the State of Delaware.

3.	The inaccuracies or defects of the Certificate of Amendment to be corrected pertain to the number of authorized shares of the Company’s capital stock that investors were to be issued in connection with the cancellation of certain accrued dividends.

4.	The first sentence of Section 4.3.2.4 of the Charter is hereby corrected to read as follows:

“In the event a holder of Series A Preferred (i) executes the Series C Preferred Stock Purchase Agreement by and among the Company and the Purchasers named therein dated on or about the Filing Date (the “Series C Purchase Agreement”) and commits to purchase thereunder an amount of Series C Preferred having an aggregate purchase price at least equal to such holder’s Pro Rata Share as set forth opposite such holder’s name on Exhibit A-3 to the Series C Purchase Agreement (such holder’s “Pro Rata Share”), and (ii) at the Initial Closing (as defined in the Series C Purchase Agreement; hereafter, the “Initial Closing”) purchases the amount of Series C Preferred allocated to such holder as set forth opposite such holder’s name under the heading “Cash Initial Shares” on Exhibit A-l to the Series C Purchase Agreement, then at the Initial Closing such holder shall be issued a number of additional shares of Series A Preferred as shall be determined by the Board of Directors of the Company.”

5.	The first sentence of Section 4.4.2.4 of the Charter is hereby corrected to read as follows:

“In the event a holder of Series B Preferred (i) executes the Series C Purchase Agreement and commits to purchase thereunder an amount of Series C Preferred having an aggregate purchase price at least equal to such holder’s Pro Rata Share as set forth opposite such holder’s name on Exhibit A-3 to the Series C Purchase Agreement, and (ii) at the Initial Closing purchases the amount of Series C Preferred allocated to such holder as set forth opposite such holder’s name under the heading “Cash Initial Shares” on Exhibit A-1 to the Series C Purchase Agreement, then at the Initial Closing such holder shall be issued a number of additional shares of Series A Preferred as shall be determined by the Board of Directors of the Company.”

6.	The first sentence of Section 4.5.2.4 of the Charter is hereby corrected to read as follows:

“In the event, a holder of Series B-l Preferred (i) executes the Series C Purchase Agreement and commits to purchase thereunder an amount of Series C Preferred having an aggregate purchase price at least equal to such holder’s Pro Rata Share as set forth opposite such holder’s name on Exhibit A-3 to the Series C Purchase Agreement, and (ii) at the Initial Closing purchases the amount of Series C Preferred allocated to such holder as set forth opposite such holder’s name under the heading “Cash Initial Shares” on Exhibit A-1 to the Series C Purchase Agreement, then at the Initial Closing such holder shall be issued a number of additional shares of Series A Preferred as shall be determined by the Board of Directors of the Company.”

[Remainder of Page Intentionally Left Blank]

2

IN WITNESS WHEREOF, the Company has caused this Certificate of Correction to be executed effective as of the date first set forth above.

ARGOS THERAPEUTICS, INC.

By:	/s/ William N. Wofford
William N. Wofford, Assistant Secretary

Argos Therapeutics, Inc.
Certificate of Correction of Third Amended and Restated Certificate of Incorporation - Signature Page -

SECOND CERTIFICATE OF AMENDMENT OF

FOURTH AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION OF

ARGOS THERAPEUTICS, INC.

Pursuant to Section 242

of

the General Corporation Law of the State of Delaware

Argos Therapeutics, Inc. (the “Company”), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify as follows:

1. The name of the Company is Argos Therapeutics, Inc.

2. At a meeting of the Board of Directors of the Company a resolution was duly adopted pursuant to Section 242 of the General Corporation Law of the State of Delaware, setting forth this Certificate of Amendment of the Fourth Amended and Restated Certificate of Incorporation of the Company (this “Certificate of Amendment”), declaring said Certificate of Amendment to be in the best interest of the Company, and approving said Certificate of Amendment. The stockholders of the Company duly approved said proposed Certificate of Amendment by written consent in lieu of a meeting of the stockholders in accordance with Sections 228 and 242 of the General Corporation Law of the State of Delaware. The text of the Certificate of Amendment is as follows:

*  *  *  *  *

The Fourth Amended and Restated Certificate of Incorporation of the Company is hereby further amended by:

1. Deleting the first paragraph of Section 4.1 in its entirety and inserting the following in lieu thereof:

“The total number of shares of all classes of stock which the Company shall have authority to issue pursuant to this Fourth Amended and Restated Certificate of Incorporation (this “Restated Certificate”) is 391,519,894, of which (i) 230,000,000 shares are of a class designated “Common Stock”, $0.001 par value (the “Common”), and (ii) 161,519,894 shares are of a class designated “Preferred Stock”, $0.001 par value (the “Preferred”), of which 1,648,253 shares are of a series of such class designated “Series A Preferred Stock” (the “Series A Preferred”), 29,799,083 shares are of a series of such class designated “Series B Preferred Stock” (the “Series B Preferred”), 3,671,086 shares are of a series of such class designated “Series B-l Preferred Stock” (the “Series B-1 Preferred”), and 126,401,472 shares are of a series of such class designated “Series C Preferred Stock” (the “Series C Preferred”).”

2. Deleting subparagraph (3) of Section 4.3.4.4.4(A) in its entirety and inserting the following in lieu thereof:

“(3) up to 37,622,303 shares of Common issued upon the exercise of any options granted to employees or directors of, or consultants to, the Company as compensation for services rendered to the Company pursuant to one or more option plans approved by the affirmative vote or written consent of the Board of Directors, (such amount to be adjusted, proportionately in the event shares of Common are subdivided into a greater number or combined into a lesser number),”

3. Deleting subparagraph (6) of Section 4.3.4.4.4(A) in its entirety and inserting the following in lieu thereof:

“(6) up to 54,471 shares of Common and 1,600,000 shares of Series B Preferred issued upon the exercise of warrants described in the Disclosure Schedule to the Series C Purchase Agreement (such amounts to be adjusted proportionately in the event shares of Common are subdivided in to a greater number or combined into a lesser number),”

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the Company has caused this Second Certificate of Amendment of Fourth Amended and Restated Certificate of Incorporation to be executed on its behalf by John N. Bonfiglio, its President and Chief Executive Officer this 19th day of February, 2009.

/s/ John N. Bonfiglio
John N. Bonfiglio
President & Chief Executive Officer

Argos Therapeutics, Inc.
Second Certificate of Amendment to Third Amended and Restated Certificate of Incorporation - Signature Page -

THIRD CERTIFICATE OF AMENDMENT OF

Third AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION OF

ARGOS THERAPEUTICS, INC.

Pursuant to Section 242

of

the General Corporation Law of the State of Delaware

Argos Therapeutics, Inc. (the “Company”), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify as follows:

1. The name of the Company is Argos Therapeutics, Inc.

2. By written consent in lieu of a meeting of the Board of Directors of the Corporation, pursuant to Section 141(f) of the General Corporation Law of the State of Delaware, a resolution was duly adopted, pursuant to Section 242 of the General Corporation Law of the State of Delaware, setting forth this Third Certificate of Amendment of the Third Amended and Restated Certificate of Incorporation of the Company (this “Certificate of Amendment”), declaring said Certificate of Amendment to be in the best interest of the Company, and approving said Certificate of Amendment. The stockholders of the Company duly approved said proposed Certificate of Amendment by written consent in lieu of a meeting of the stockholders in accordance with Sections 228 and 242 of the General Corporation Law of the State of Delaware. The text of the Certificate of Amendment is as follows:

*  *  *  *  *

The Third Amended and Restated Certificate of Incorporation of the Company, as amended, is hereby further amended by:

1. Deleting the first paragraph of Section 4.1 in its entirety and inserting the following in lieu thereof:

“4.1 Authorization of Stock. The total number of shares of all classes of stock which the Company shall have authority to issue pursuant to this Third’ Amended and Restated Certificate of Incorporation (this “Restated Certificate”) is 433,039,894, of which (i) 250,760,000 shares are of a class designated “Common Stock”, $0.001 par value (the “Common”), and (ii) 182,279,894 shares are of a class designated “Preferred Stock”, $0.001 par value (the “Preferred”), of which 1,648,253 shares are of a series of such class designated “Series A Preferred Stock” (the “Series A Preferred”), 29,799,083 shares are of a series of such class designated “Series B Preferred Stock” (the “Series B Preferred”), 3,671,086 shares are of a series of such class designated “Series B-l Preferred Stock” (the “Series B-l Preferred”), and 147,161,472 shares are of a series of such class designated “Series C Preferred Stock” (the “Series C Preferred”).”

1

2. Adding a new Section 4.3.4.1.4 reading in its entirety as follows:

“4.3.4.1.4 2010 Convertible Note Pay to Play Conversion

(a)	In addition to, and not in lieu of, the pay to play conversion provisions set forth in Section 4.3.4.1.3 above, concurrently with the closing (the “2010 Convertible Note Closing”) under the 2010 Convertible Note and Warrant Purchase Agreement by and among the Company and the Investors named therein dated on or about September 9, 2010 (the “2010 Convertible Note Purchase Agreement”), fifty percent (50%) of the shares of Series A Preferred held by each holder of Series A Preferred and outstanding at the time of the 2010 Convertible Note Closing shall automatically convert into shares of Common on a one-to-one basis except as expressly provided under this paragraph (a). In addition, fifty percent (50%) of any shares of Series A Preferred issued after the 2010 Convertible Note Closing pursuant to that certain Amended and Restated Put Agreement dated March 31, 2008, by and among the Company, DC Bio Corp., and the other individuals and entities party thereto from time to time (as amended or restated from time to time, the “Put Agreement”), shall immediately upon issuance convert into shares of Common on a one-to-one basis. The foregoing conversion to Common shall not occur with respect to any share of Series A Preferred if the holder of such share of Series A Preferred (i) (A) executes the 2010 Convertible Note Purchase Agreement and commits to purchase thereunder a Pro Rata Note (as defined in the 2010 Convertible Note Purchase Agreement) in the principal amount equal to such holder’s Pro Rata Share as set forth opposite such holder’s name on Exhibit D to the 2010 Convertible Note Purchase Agreement, and (B) at the 2010 Convertible Note Closing purchases the Pro Rata Note allocated to such holder as set forth opposite such holder’s name under the heading “Pro Rata Note Amount” on the Schedule of Investors to the 2010 Convertible Note Purchase Agreement; OR (ii) purchases a convertible note from DC Bio Corp., on or about the date of the 2010 Convertible Note Closing, in an original principal amount of not less than $ 182,031.57 on terms substantially similar to those described in the 2010 Convertible Note Purchase Agreement. Following the conversion of such shares of Series A Preferred, the holder thereof shall surrender the certificate or certificates therefor at the office of the Company or any transfer agent for the Series A Preferred. Upon such surrender, the Company shall issue and deliver to such holder, or to the nominee or nominees of such holder, a certificate or certificates for the number of shares of Common to which such holder is entitled. If any of a holder’s shares of Series A Preferred are converted pursuant to this Section 4.3.4.1.4(a), then notwithstanding that the certificates evidencing such shares shall not have been surrendered, all rights with respect to such shares shall terminate at the 2010 Convertible Note Closing, except only the right of the holder to receive certificates evidencing the shares of Common upon surrender of the certificate evidencing such converted shares of Series A Preferred. Any dividends or distributions accrued but unpaid at the time of conversion with respect to a share of Series A Preferred so converted pursuant to this Section 4.3.4.1.4(a), whether declared or not, shall be cancelled. In determining whether any holder of Series A Preferred has satisfied the criteria set forth in clause (i) and clause (ii) of this Section 4.3.4.1.4(a), any purchases of Pro Rata Notes (as defined in the 2010 Convertible Note Purchase Agreement) under the 2010 Convertible Note Purchase Agreement by a Related Party of such holder shall, to the extent requested by such holder, be attributed to such holder; provided that no Pro Rata Note shall be attributed to more than one holder of Preferred.

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(b)	All shares of Common issued to any holder of Series A Preferred as a result of conversion pursuant to this Section 4.3.4.1.4 shall be aggregated for the purpose of determining the number of shares of Common to which such holder shall be entitled, and no fractional shares shall be issued in connection with such conversion. Any stockholder who would otherwise be entitled to receive a fractional share of Common as a result of such conversion shall receive in lieu thereof cash in an amount equal to such fraction multiplied by the Series C Original Purchase Price (as defined below).

(c)	The rights to designate directors under Sections 9.1.1 through 9.1.6 of that certain Third Amended and Restated Stockholders’ Agreement by and among the Company and the other parties thereto dated March 31, 2008, as amended (the “Stockholders’ Agreement”), and the rights to designate an observer under Section 9.5 of the Stockholders’ Agreement shall terminate with respect to each holder of Series A Preferred that has any shares of Series A Preferred converted pursuant to this Section 4.3.4.1.4. In the case of a joint right to designate a director or an observer under Sections 9.1.1 through 9.1.6 of the Stockholders’ Agreement, such right shall terminate as to all parties that participate in such designation right if any of the parties that participate in the designation right have any of their shares of Series A Preferred so converted. If any holder of Series A Preferred loses the right to designate a director as a result of Section 9.7 of the Stockholders’ Agreement, such holder shall cause its designated director to resign and the Company’s Board of Directors may approve of a replacement director in accordance with Section 9.1.9 of the Stockholders’ Agreement.”

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3. Adding a new Section 4.4.4.1.4 reading in its entirety as follows:

“4.4.4.1.4 2010 Convertible Note Pay to Play Conversion

(a)	In addition to, and not in lieu of, the pay to play conversion provisions set forth in Section 4.4.4.1.3 above, concurrently with the 2010 Convertible Note Closing, fifty percent (50%) of the shares of Series B Preferred held by each holder of Series B Preferred and outstanding at the time of the 2010 Convertible Note Closing shall automatically convert into shares of Common on a one-to-one basis except as expressly provided under this paragraph (a). In addition, fifty percent (50%) of any shares of Series B Preferred issued after the 2010 Convertible Note Closing pursuant to the Put Agreement, shall immediately upon issuance convert into shares of Common on a one-to-one basis. The foregoing conversion to Common shall not occur with respect to any share of Series B Preferred if the holder of such share of Series B Preferred (i) (A) executes the 2010 Convertible Note Purchase Agreement and commits to purchase thereunder a Pro Rata Note (as defined in the 2010 Convertible Note Purchase Agreement) in the principal amount equal to such holder’s Pro Rata Share as set forth opposite such holder’s name on Exhibit D to the 2010 Convertible Note Purchase Agreement, and (B) at the 2010 Convertible Note Closing purchases the Pro Rata Note allocated to such holder as set forth opposite such holder’s name under the heading “Pro Rata Note Amount” on the Schedule of Investors to the 2010 Convertible Note Purchase Agreement; OR (ii) purchases a convertible note from DC Bio Corp., on or about the date of the 2010 Convertible Note Closing, in an original principal amount of not less than $182,031.87 on terms substantially similar to those described in the 2010 Convertible Note Purchase Agreement. Following the conversion of such shares of Series B Preferred, the holder thereof shall surrender the certificate or certificates therefor at the office of the Company or any transfer agent for the Series B Preferred. Upon such surrender, the Company shall issue and deliver to such holder, or to the nominee or nominees of such holder, a certificate or certificates for the number of shares of Common to which such holder is entitled. If any of a holder’s shares of Series B Preferred are converted pursuant to this Section 4.4.4.1.4(a), then notwithstanding that the certificates evidencing such shares shall not have been surrendered, all rights with respect to such shares shall terminate at the 2010 Convertible Note Closing, except only the right of the holder to receive certificates evidencing the shares of Common upon surrender of the certificate evidencing such converted shares of Series B Preferred. Any dividends or distributions accrued but unpaid at the time of conversion with respect to a share of Series B Preferred so converted pursuant to this Section 4.4,4.1.4(a), whether declared or not, shall be cancelled. In determining whether any holder of Series B Preferred has satisfied the criteria set forth in clause (i) and clause (ii) of this Section 4.4.4,1.4(a), any purchases of Pro Rata Notes (as defined in the 2010 Convertible Note Purchase Agreement) under the 2010 Convertible Note Purchase Agreement by a Related Party of such holder shall, to the extent requested by such holder, be attributed to such holder; provided that no Pro Rata Note shall be attributed to more than one holder of Preferred.

(b)	All shares of Common issued to any holder of Series B Preferred as a result of conversion pursuant to this Section 4.4.4.1.4 shall be aggregated for the purpose of determining the number of shares of Common to which such holder shall be entitled, and no fractional shares shall be issued in connection with such conversion. Any stockholder who would otherwise be entitled to receive a fractional share of Common as a result of such conversion shall receive in lieu thereof cash in an amount equal to such fraction multiplied by the Series C Original Purchase Price (as defined below).

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(c)	The rights to designate directors under Sections 9.1.1 through 9.1.6 of the Stockholders’ Agreement and the rights to designate an observer under Section 9.5 of the Stockholders’ Agreement shall terminate with respect to each holder of Series B Preferred that has any shares of Series B Preferred converted pursuant to this Section 4.4.4.1.4. In the case of a joint right to designate a director or an observer under Sections 9.1.1 through 9.1.6 of the Stockholders’ Agreement, such right shall terminate as to all parties that participate in such designation right if any of the parties that participate in the designation right have any of their shares of Series B Preferred so converted. If any holder of Series B Preferred loses the right to designate a director as a result of Section 9.7 of the Stockholders’ Agreement, such holder shall cause its designated director to resign and the Company’s Board of Directors may approve of a replacement director in accordance with Section 9.1.9 of the Stockholders’ Agreement.”

4. Adding a new Section 4.5.4.1.4 reading in its entirety as follows:

“4.5.4.1.4 2010 Convertible Note Pay to Play Conversion

(a)	In addition to, and not in lieu of, the pay to play conversion provisions set forth in Section 4.5.4,1.3 above, concurrently with the 2010 Convertible Note Closing, fifty percent (50%) of the shares of Series B-l Preferred held by each holder of Series B-l Preferred and outstanding at the time of the 2010 Convertible Note Closing shall automatically convert into shares of Common on a one-to-one basis except as expressly provided under this paragraph (a). In addition, fifty percent (50%) of any shares of Series B-l Preferred issued after the 2010 Convertible Note Closing pursuant to the Put Agreement, shall immediately upon issuance convert into shares of Common on a one-to-one basis. The foregoing conversion to Common shall not occur with respect to any share of Series B-l Preferred if the holder of such share of Series B-l Preferred (i) (A) executes the 2010 Convertible Note Purchase Agreement and commits to purchase thereunder a Pro Rata Note (as defined in the 2010 Convertible Note Purchase Agreement) in the principal amount equal to such holder’s Pro Rata Share as set forth opposite such holder’s name on Exhibit D to the 2010 Convertible Note Purchase Agreement, and (B) at the 2010 Convertible Note Closing purchases the Pro Rata Note allocated to such holder as set forth opposite such holder’s name under the heading “Pro Rata Note Amount” on the Schedule of Investors to the 2010 Convertible Note Purchase Agreement; OR (ii) purchases a convertible note from DC Bio Corp., on or about the date of the 2010 Convertible Note Closing, in an original principal amount of not less than $182,031.87 on terms substantially similar to those described in the 2010 Convertible Note Purchase Agreement. Following the conversion of such shares of Series B-l Preferred, the holder thereof shall surrender the certificate or certificates therefor at the office of the Company or any transfer agent for the Series B-l Preferred. Upon such surrender, the Company shall issue and deliver to such holder, or to the nominee or nominees of such holder, a certificate or certificates for the number of shares of Common to which such holder is entitled. If any of a holder’s shares of Series B-l Preferred are converted pursuant to this Section 4.5-4.1.4(a), then notwithstanding that the certificates evidencing such shares shall not have been surrendered, all rights with respect to such shares shall terminate at the 2010 Convertible Note Closing, except only the right of the holder to receive certificates evidencing the shares of Common upon surrender of the certificate evidencing such converted shares of Series B-l Preferred. Any dividends or distributions accrued but unpaid at the time of conversion with respect to a share of Series B-l Preferred so converted pursuant to this Section 4.5.4.1.4(a), whether declared or not, shall be cancelled. In determining whether any holder of Series B-l Preferred has satisfied the criteria set forth in clause (i) and clause (ii) of this Section 4.5.4.1.4(a), any purchases of Pro Rata Notes (as defined in the 2010 Convertible Note Purchase Agreement) under the 2010 Convertible Note Purchase Agreement by a Related Party of such holder shall, to the extent requested by such holder, be attributed to such holder; provided that no Pro Rata Note shall be attributed to more than one holder of Preferred.

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(b)	All shares of Common issued to any holder of Series B-l Preferred as a result of conversion pursuant to this Section 4.5.4.1.4 shall be aggregated for the purpose of determining the number of shares of Common to which such holder shall be entitled, and no fractional shares shall be issued in connection with such conversion. Any stockholder who would otherwise be entitled to receive a fractional share of Common as a result of such conversion shall receive in lieu thereof cash in an amount equal to such fraction multiplied by the Series C Original Purchase Price (as defined below).

(c)	The rights to designate directors under Sections 9.1.1 through 9.1.6 of the Stockholders’ Agreement and the rights to designate an observer under Section 9.5 of the Stockholders’ Agreement shall terminate with respect to each holder of Series B-l Preferred that has any shares of Series B-l Preferred converted pursuant to this Section 4.5.4.1.4. In the case of a joint right to designate a director or an observer under Sections 9.1.1 through 9.1.6 of the Stockholders’ Agreement, such right shall terminate as to all parties that participate in such designation right if any of the parties that participate in the designation right have any of their shares of Series B-l Preferred so converted. If any holder of Series B-l Preferred loses the right to designate a director as a result of Section 9.7 of the Stockholders’ Agreement, such holder shall cause its designated director to resign and the Company’s Board of Directors may approve of a replacement director in accordance with Section 9.1.9 of the Stockholders’ Agreement.”

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5. Adding a new Section 4.6.4.1.4 reading in its entirety as follows:

“4.6.4.1.4 2010 Convertible Note Pay to Play Conversion

(a)	Concurrently with the 2010 Convertible Note Closing under the 2010 Convertible Note Purchase Agreement, fifty percent (50%) of the shares of Series C Preferred held by each holder of Series C Preferred and outstanding at the time of the 2010 Convertible Note Closing shall automatically convert into shares of Common on a one-to-one basis except as expressly provided under this paragraph (a). In addition, fifty percent (50%) of any shares of Series C Preferred issued after the 2010 Convertible Note Closing pursuant to the Put Agreement, shall immediately upon issuance convert into shares of Common on a one-to-one basis. The foregoing conversion to Common shall not occur with respect to any share of Series C Preferred if the holder of such share of Series C Preferred (i) (A) executes the 2010 Convertible Note Purchase Agreement and commits to purchase thereunder a Pro Rata Note (as defined in the 2010 Convertible Note Purchase Agreement) in the principal amount equal to such holder’s Pro Rata Share as set forth opposite such holder’s name on Exhibit D to the 2010 Convertible Note Purchase Agreement, and (B) at the 2010 Convertible Note Closing purchases the Pro Rata Note allocated to such holder as set forth opposite such holder’s name under the heading “Pro Rata Note Amount” on the Schedule of Investors to the 2010 Convertible Note Purchase Agreement; OR (ii) purchases a convertible note from DC Bio Corp., on or about the date of the 2010 Convertible Note Closing, in an original principal amount of not less than $182,031.87 on terms substantially similar to those described in the 2010 Convertible Note Purchase Agreement. Following the conversion of such shares of Series C Preferred, the holder thereof shall surrender the certificate or certificates therefor at the office of the Company or any transfer agent for the Series C Preferred. Upon such surrender, the Company shall issue and deliver to such holder, or to the nominee or nominees of such holder, a certificate or certificates for the number of shares of Common to which such holder is entitled. If any of a holder’s shares of Series C Preferred are converted pursuant, to this Section 4.6.4.1.4(a), then notwithstanding that the certificates evidencing such shares shall not have been surrendered, all rights with respect, to such shares shall terminate at the 2010 Convertible Note Closing, except only the right of the holder to receive certificates evidencing the shares of Common upon surrender of the certificate evidencing such converted shares of Series C Preferred. Any dividends or distributions accrued but unpaid at the time of conversion with respect to a share of Series C Preferred so converted pursuant to this Section 4.6.4.1.4(a), whether declared or not, shall be cancelled. In determining whether any holder of Series C Preferred has satisfied the criteria set forth in clause (i) and clause (ii) of this Section 4.6.4.1.4(a), any purchases of Pro Rata Notes (as defined in the 2010 Convertible Note Purchase Agreement) under the 2010 Convertible Note Purchase Agreement by a Related Party of such holder shall, to the extent requested by such holder, be attributed to such holder; provided that no Pro Rata Note shall be attributed to more than one holder of Preferred.

(b)	All shares of Common issued to any holder of Series C Preferred as a result of conversion pursuant to this Section 4.6.4.1.4 shall be aggregated for the purpose of determining the number of shares of Common to which such holder shall be entitled, and no fractional shares shall be issued in connection with such conversion. Any stockholder who would otherwise be entitled to receive a fractional share of Common as a result of such conversion shall receive in lieu thereof cash in an amount equal to such fraction multiplied by the Series C Original Purchase Price.

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(c)	The rights to designate directors under Sections 9.1.1 through 9.1.6 of the Stockholders’ Agreement and the rights to designate an observer under Section 9.5 of the Stockholders’ Agreement shall terminate with respect to each holder of Series C Preferred that has any shares of Series C Preferred converted pursuant to this Section 4.6.4.1.4. In the case of a joint right to designate a director or an observer under Sections 9.1.1 through 9.1.6 of the Stockholders’ Agreement, such right shall terminate as to all parties that participate in such designation right if any of the parties that participate in the designation right have any of their shares of Series C Preferred so converted. If any holder of Series C Preferred loses the right to designate a director as a result of Section 9.7 of the Stockholders’ Agreement, such holder shall cause its designated director to resign and the Company’s Board of Directors may approve of a replacement director in accordance with Section 9.1.9 of the Stockholders’ Agreement.”

6. Adding a new Section 4.3.4.4.4(9) reading in its entirety as follows:

“(9) up to 20,760,000 shares of Series C Preferred issued upon the exercise of warrants issued under the 2010 Convertible Note Purchase Agreement.”

[Remainder of Page Intentionally Left Blank]

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IN WITNESS WHEREOF, the Company has caused this Third Certificate of Amendment of the Fourth Amended and Restated Certificate of Incorporation to be executed on its behalf by Jeffrey D. Abbey, its President and Chief Executive Officer, this 1st day of September, 2010.

/s/ Jeffrey D. Abbey
Jeffrey D. Abbey
President & Chief Executive Officer

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FOURTH CERTIFICATE OF AMENDMENT OF

FOURTH AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION OF

ARGOS THERAPEUTICS, INC.

Pursuant to Section 242

of

the General Corporation Law of the State of Delaware

Argos Therapeutics, Inc. (the “Company”), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify as follows:

1. The name of the Company is Argos Therapeutics, Inc.

2. By written consent in lieu of a meeting of the Board of Directors of the Corporation, pursuant to Section 141(0 of the General Corporation Law of the State of Delaware, a resolution was duly adopted, pursuant to Section 242 of the General Corporation Law of the State of Delaware, setting forth this Fourth Certificate of Amendment of the Fourth Amended and Restated Certificate of Incorporation of the Company (this “Certificate of Amendment”), declaring said Certificate of Amendment to be in the best interest of the Company, and approving said Certificate of Amendment. The stockholders of the Company duly approved said proposed Certificate of Amendment by written consent in lieu of a meeting of the stockholders in accordance with Sections 228 and 242 of the General Corporation Law of the State of Delaware. ‘The text of the Certificate of Amendment is as follows:

*    *    *    *    *

The Fourth Amended and Restated Certificate of Incorporation of the Company, as amended, is hereby further amended by:

1. Deleting the first paragraph of Section 4.1 in its entirety and inserting the following in lieu thereof:

“4.1 Authorization of Stock. The total number of shares of all classes of stock which the Company shall have authority to issue pursuant to this Fourth Amended and Restated Certificate of Incorporation (this “Restated Certificate”) is 457,259,867, of which (i) 262,870,000 shares are of a class designated “Common Stock”, $0.001 par value (the “Common”), and (ii) 194,389,867 shares are of a class designated “Preferred Stock”, $0.001 par value (the “Preferred”), of which 1,648,253 shares are of a series of such class designated “Series A Preferred Stock” (the “Series A Preferred”), 29,799,083 shares are of a series of such class designated “Series B Preferred Stock” (the “Series B Preferred”), 3,671,086 shares are of a series of such class designated “Series B-1 Preferred

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Stock” (the “Series B-1 Preferred”), and 159,271,445 shares are of a series of such class designated “Series C Preferred Stock” (the “Series C Preferred”).”

2. Adding a new Section 4.3.4.1.5 reading in its entirety as follows:

“4.3.4.1.5 2011 Convertible Note Pay to Play Conversion

(a)	In addition to, and not in lieu of, the pay to play conversion provisions set forth in Section 4.3.4.1.3 and Section 4.3.4.1.4 above, concurrently with the closing (the “2011 Convertible Note Closing”) under the Convertible Note and Warrant Purchase Agreement by and among the Company and the Investors named therein dated on or about July , 2011 (the “2011 Convertible Note Purchase Agreement”), fifty percent (50%) of the shares of Series A Preferred held by each holder of Series A Preferred and outstanding at the time of the 2011 Convertible Note Closing shall automatically convert into shares of Common on a one-to-one basis except as expressly provided under this paragraph (a). In addition, fifty percent (50%) of any shares of Series A Preferred issued after the 2011 Convertible Note Closing pursuant to that certain Amended and Restated Put Agreement dated March 31, 2008, by and among the Company, DC Bio Corp., and the other individuals and entities party thereto from time to time (as amended or restated from time to time, the “Put Agreement”) (after giving effect to any conversion effected pursuant to Section 4.3.4.1.4), shall immediately following any conversion effected pursuant to Section 4.3.4.1.4 upon issuance convert into shares of Common on a one-to-one basis. The foregoing conversion to Common pursuant to this Section 4.3.4.1.5 shall not occur with respect to any share of Series A Preferred if the holder of such share of Series A Preferred (i) executes the 2011 Convertible Note Purchase Agreement and at the 2011 Convertible Note Closing purchases a Note in the principal amount set forth opposite such holder’s name under the heading “Pro Rata Note Amount” on the Schedule of Investors to the 2011 Convertible Note Purchase Agreement; OR (ii) purchases a convertible note from DC Bio Corp., on or about the date of the 2011 Convertible Note Closing, in an original principal amount of not less than $58,880.75 on terms substantially similar to those described in the 2011 Convertible Note Purchase Agreement. Following the conversion of such shares of Series A Preferred, the holder thereof shall surrender the certificate or certificates therefor at the office of the Company or any transfer agent for the Series A Preferred. Upon such surrender, the Company shall issue and deliver to such holder, or to the nominee or nominees of such holder, a certificate or certificates for the number of shares of Common to which such holder is entitled. If any of a holder’s shares of Series A Preferred are converted pursuant to this Section 4.3.4.1.5(a), then notwithstanding that the certificates evidencing such shares shall not have been surrendered, all rights with respect to such shares shall terminate at the 2011 Convertible Note Closing, except only the right of the holder to receive certificates evidencing the shares of Common upon surrender of the certificate evidencing such converted shares of Series A Preferred. Any dividends or distributions accrued but unpaid at the time of conversion with respect to a share of Series A Preferred so converted pursuant to this Section 4.3.4.1.5(a), whether declared or not, shall be cancelled.

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In determining whether any holder of Series A Preferred has satisfied the criteria set forth in clause (i) and clause (ii) of this Section 4.3.4.1 .5(a), any purchases of Notes (as defined in the 2011 Convertible Note Purchase Agreement) under the 2011 Convertible Note Purchase Agreement by a Related Party of such holder shall, to the extent requested by such holder, be attributed to such holder; provided that no Note shall be attributed to more than one holder of Preferred.

(b)	All shares of Common issued to any holder of Series A Preferred as a result of conversion pursuant to this Section 4.3.4.1.5 shall be aggregated for the purpose of determining the number of shares of Common to which such holder shall be entitled, and no fractional shares shall be issued in connection with such conversion. Any stockholder who would otherwise be entitled to receive a fractional share of Common as a result of such conversion shall receive in lieu thereof cash in an amount equal to such fraction multiplied by the Series C Original Purchase Price (as defined below).

(c)	The rights to designate directors under Sections 9.1.1 through 9.1.6 of that certain Third Amended and Restated Stockholders’ Agreement by and among the Company and the other parties thereto dated March 31, 2008, as amended (the “Stockholders’ Agreement”), and the rights to designate an observer under Section 9.5 of the Stockholders’ Agreement shall terminate with respect to each holder of Series A Preferred that has any shares of Series A Preferred converted pursuant to this Section 4.3.4.1.5. In the case of a joint right to designate a director or an observer under Sections 9.1.1 through 9 1 6 of the Stockholders’ Agreement, such right shall terminate as to all parties that participate in such designation right if any of the parties that participate in the designation right have any of their shares of Series A Preferred so converted. If any holder of Series A Preferred loses the right to designate a director as a result of Section 9.7 of the Stockholders’ Agreement, such holder shall cause its designated director to resign and the Company’s Board of Directors may approve of a replacement director in accordance with Section 9.1.9 of the Stockholders’ Agreement.”

3. Adding a new Section 4.4.4.1.5 reading in its entirety as follows:

“4.4.4.1.5 2011 Convertible Note Pay to Play Conversion

(a)

In addition to, and not in lieu of, the pay to play conversion provisions set forth in Section 4.4.4.1.3 and Section 4.4.4.1.4 above, concurrently with the 2011 Convertible Note Closing, fifty percent (50%) of the shares of Series B Preferred held by each holder of Series B Preferred and outstanding at the time of the 2011 Convertible Note Closing shall automatically convert into shares of Common on a one-to-one basis except as expressly provided under this paragraph (a). In addition, fifty percent (50%) of any shares of Series B Preferred issued after the 2011 Convertible Note Closing pursuant to the Put Agreement (after giving effect to any conversion effected pursuant to Section 4.4.4.1.4), shall immediately following any conversion effected pursuant to Section 4.4.4.1.4 upon issuance convert into shares of Common on a one-to-one basis. The foregoing conversion

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to Common pursuant to this Section 4.4.4.1.5 shall not occur with respect to any share of Series B Preferred if the holder of such share of Series B Preferred (i) executes the 2011 Convertible Note Purchase Agreement and at the 2011 Convertible Note Closing purchases a Note in the principal amount set forth opposite such holder’s name under the heading “Pro Rata Note Amount” on the Schedule of Investors to the 2011 Convertible Note Purchase Agreement; OR (ii) purchases a convertible note from DC Bio Corp., on or about the date of the 2011 Convertible Note Closing, in an original principal amount of not less than $58,880.75 on terms substantially similar to those described in the 2011 Convertible Note Purchase Agreement. Following the conversion of such shares of Series B Preferred, the holder thereof shall surrender the certificate or certificates therefor at the office of the Company or any transfer agent for the Series B Preferred. Upon such surrender, the Company shall issue and deliver to such holder, or to the nominee or nominees of such holder, a certificate or certificates for the number of shares of Common to which such holder is entitled. If any of a holder’s shares of Series B Preferred are converted pursuant to this Section 4.4.4.1.5(a), then notwithstanding that the certificates evidencing such shares shall not have been surrendered, all rights with respect to such shares shall terminate at the 2011 Convertible Note Closing, except only the right of the holder to receive certificates evidencing the shares of Common upon surrender of the certificate evidencing such converted shares of Series B Preferred. Any dividends or distributions accrued but unpaid at the time of conversion with respect to a share of Series B Preferred so converted pursuant to this Section 4.4.4.1.5(a), whether declared or not, shall be cancelled. In determining whether any holder of Series B Preferred has satisfied the criteria set forth in clause (i) and clause (ii) of this Section 4.4.4.1.5(a), any purchases of Notes (as defined in the 2011 Convertible Note Purchase Agreement) under the 2011 Convertible Note Purchase Agreement by a Related Party of such holder shall, to the extent requested by such holder, be attributed to such holder; provided that no Note shall be attributed to more than one holder of Preferred.

(b)	All shares of Common issued to any holder of Series B Preferred as a result of conversion pursuant to this Section 4.4.4.1.5 shall be aggregated for the purpose of determining the number of shares of Common to which such holder shall be entitled, and no fractional shares shall be issued in connection with such conversion. Any stockholder who would otherwise be entitled to receive a fractional share of Common as a result of such conversion shall receive in lieu thereof cash in an amount equal to such fraction multiplied by the Series C Original Purchase Price (as defined below).

(c)	The rights to designate directors under Sections 9.1.1 through 9.1.6 of the Stockholders’ Agreement and the rights to designate an observer under Section 9.5 of the Stockholders’ Agreement shall terminate with respect to each holder of Series B Preferred that has any shares of Series B Preferred converted pursuant to this Section 4.4.4.1.5. In the case of a joint right to designate a director or an observer under Sections 9.1.1 through 9.1.6 of the Stockholders’ Agreement, such right shall terminate as to all parties that participate in such designation right if

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any of the parties that participate in the designation right have any of their shares of Series B Preferred so converted. If any holder of Series B Preferred loses the right to designate a director as a result of Section 9.7 of the Stockholders’ Agreement, such holder shall cause its designated director to resign and the Company’s Board of Directors may approve of a replacement director in accordance with Section 9.1.9 of the Stockholders’ Agreement.”

4. Adding a new Section 4.5.4.1.5 reading in its entirety as follows:

“4.5.4.1.5 2011 Convertible Note Pay to Play Conversion

(a)	In addition to, and not in lieu of, the pay to play conversion provisions set forth in Section 4.5.4.1.3 and Section 4.5.4.1.4 above, concurrently with the 2011 Convertible Note Closing, fifty percent (50%) of the shares of Series B-1 Preferred held by each holder of Series B-1 Preferred and outstanding at the time of the 2011 Convertible Note Closing shall automatically convert into shares of Common on a one-to-one basis except as expressly provided under this paragraph (a). In addition, fifty percent (50%) of any shares of Series B-1 Preferred issued after the 2011 Convertible Note Closing pursuant to the Put Agreement (after giving effect to any conversion effected pursuant to Section 4.5.4.1.4), shall immediately following any conversion effected pursuant to Section 4.5.4.1.4 upon issuance convert into shares of Common on a one-to-one basis. The foregoing conversion to Common pursuant to this Section 4.5.4.1.5 shall not occur with respect to any share of Series B-1 Preferred if the holder of such share of Series B-1 Preferred (i) executes the 2011 Convertible Note Purchase Agreement and at the 2011 Convertible Note Closing purchases a Note in the principal amount set forth opposite such holder’s name under the heading “Pro Rata Note Amount” on the Schedule of Investors to the 2011 Convertible Note Purchase Agreement; OR (ii) purchases a convertible note from DC Bio Corp., on or about the date of the 2011 Convertible Note Closing, in an original principal amount of not less than $58,880.75 on terms substantially similar to those described in the 2011 Convertible Note Purchase Agreement. Following the conversion of such shares of Series B-1 Preferred, the holder thereof shall surrender the certificate or certificates therefor at the office of the Company or any transfer agent for the Series B-1 Preferred. Upon such surrender, the Company shall issue and deliver to such holder, or to the nominee or nominees of such holder, a certificate or certificates for the number of shares of Common to which such holder is entitled. If any of a holder’s shares of Series B-1 Preferred are converted pursuant to this Section 4.5.4.1.5(a), then notwithstanding that the certificates evidencing such shares shall not have been surrendered, all rights with respect to such shares shall terminate at the 2011 Convertible Note Closing, except only the right of the holder to receive certificates evidencing the shares of Common upon surrender of the certificate evidencing such converted shares of Series B-1 Preferred. Any dividends or distributions accrued but unpaid at the time of conversion with respect to a share of Series B-1 Preferred so converted pursuant to this Section 4.5.4.1.5(a), whether declared or not, shall be cancelled. In determining whether any holder of Series B-1 Preferred has satisfied the criteria set forth in clause (i)

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and clause (ii) of this Section 4.5.4.1 .5(a), any purchases of Notes (as defined in the 2011 Convertible Note Purchase Agreement) under the 2011 Convertible Note Purchase Agreement by a Related Party of such holder shall, to the extent requested by such holder, be attributed to such holder; provided that no Note shall be attributed to more than one holder of Preferred.

(b)	All shares of Common issued to any holder of Series B-1 Preferred as a result of conversion pursuant to this Section 4.5.4.1.5 shall be aggregated for the purpose of determining the number of shares of Common to which such holder shall be entitled, and no fractional shares shall be issued in connection with such conversion. Any stockholder who would otherwise be entitled to receive a fractional share of Common as a result of such conversion shall receive in lieu thereof cash in an amount equal to such fraction multiplied by the Series C Original Purchase Price (as defined below).

(c)	The rights to designate directors under Sections 9.1.1 through 9.1.6 of the Stockholders’ Agreement and the rights to designate an observer under Section 9.5 of the Stockholders’ Agreement shall terminate with respect to each holder of Series B-1 Preferred that has any shares of Series B-1 Preferred converted pursuant to this Section 4.5.4.1.5. In the case of a joint right to designate a director or an observer under Sections 9.1.1 through 9.1.6 of the Stockholders’ Agreement, such right shall terminate as to all parties that participate in such designation right if any of the parties that participate in the designation right have any of their shares of Series B-1 Preferred so converted. If any holder of Series B-1 Preferred loses the right to designate a director as a result of Section 9.7 of the Stockholders’ Agreement, such holder shall cause its designated director to resign and the Company’s Board of Directors may approve of a replacement director in accordance with Section 9.1.9 of the Stockholders’ Agreement.”

5. Adding a new Section 4.6.4.1.5 reading in its entirety as follows:

“4.6.4.1.5 2011 Convertible Note Pay to Play Conversion

(a)	In addition to, and not in lieu of, the pay to play conversion provisions set forth in Section 4.6.4.1.3 and Section 4.6.4.1.4 above, concurrently with the 2011 Convertible Note Closing under the 2011 Convertible Note Purchase Agreement, fifty percent (50%) of the shares of Series C Preferred held by each holder of Series C Preferred and outstanding at the time of the 2011 Convertible Note Closing shall automatically convert into shares of Common on a one-to-one basis except as expressly provided under this paragraph (a). In addition, fifty percent (50%) of any shares of Series C Preferred issued after the 2011 Convertible Note Closing pursuant to the Put Agreement (after giving effect to any conversion effected pursuant to Section 4.6.4.1.4), shall immediately following any conversion effected pursuant to Section 4.6.4.1.4 upon issuance convert into shares of Common on a one-to-one basis. The foregoing conversion to Common pursuant to this Section 4.6.4.1.5 shall not occur with respect to any share of Series C Preferred if the holder of such share of Series C Preferred (i) executes

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the 2011 Convertible Note Purchase Agreement and at the 2011 Convertible Note Closing purchases a Note in the principal amount set forth opposite such holder’s name under the heading “Pro Rata Note Amount” on the Schedule of Investors to the 2011 Convertible Note Purchase Agreement; OR (ii) purchases a convertible note from DC Bio Corp., on or about the date of the 2011 Convertible Note Closing, in an original principal amount of not less than $58,880.75 on terms substantially similar to those described in the 2011 Convertible Note Purchase Agreement. Following the conversion of such shares of Series C Preferred, the holder thereof shall surrender the certificate or certificates therefor at the office of the Company or any transfer agent for the Series C Preferred. Upon such surrender, the Company shall issue and deliver to such holder, or to the nominee or nominees of such holder, a certificate or certificates for the number of shares of Common to which such holder is entitled. If any of a holder’s shares of Series C Preferred are converted pursuant to this Section 4.6.4.1.5(a), then notwithstanding that the certificates evidencing such shares shall not have been surrendered, all rights with respect to such shares shall terminate at the 2011 Convertible Note Closing, except only the right of the holder to receive certificates evidencing the shares of Common upon surrender of the certificate evidencing such converted shares of Series C Preferred. Any dividends or distributions accrued but unpaid at the time of conversion with respect to a share of Series C Preferred so converted pursuant to this Section 4.6.4.1.5(a), whether declared or not, shall be cancelled. In determining whether any holder of Series C Preferred has satisfied the criteria set forth in clause (i) and clause (ii) of this Section 4.6.4.1.5(a), any purchases of Pro Rata Notes (as defined in the 2011 Convertible Note Purchase Agreement) under the 2011 Convertible Note Purchase Agreement by a Related Party of such holder shall, to the extent requested by such holder, be attributed to such holder; provided that no Pro Rata Note shall be attributed to more than one holder of Preferred.

(b)	All shares of Common issued to any holder of Series C Preferred as a result of conversion pursuant to this Section 4.6.4.1.5 shall be aggregated for the purpose of determining the number of shares of Common to which such holder shall be entitled, and no fractional shares shall be issued in connection with such conversion. Any stockholder who would otherwise be entitled to receive a fractional share of Common as a result of such conversion shall receive in lieu thereof cash in an amount equal to such fraction multiplied by the Series C Original Purchase Price.

(c)	The rights to designate directors under Sections 9.1.1 through 9.1.6 of the Stockholders’ Agreement and the rights to designate an observer under Section 9.5 of the Stockholders’ Agreement shall terminate with respect to each holder of Series C Preferred that has any shares of Series C Preferred converted pursuant to this Section 4.6.4.1.5. In the case of a joint right to designate a director or an observer under Sections 9.1.1 through 9.1.6 of the Stockholders’ Agreement, such right shall terminate as to all parties that participate in such designation right if any of the parties that participate in the designation right have any of their shares of Series C Preferred so converted. If any holder of Series C Preferred loses the

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right to designate a director as a result of Section 9.7 of the Stockholders’ Agreement, such holder shall cause its designated director to resign and the Company’s Board of Directors may approve of a replacement director in accordance with Section 9.1.9 of the Stockholders’ Agreement.”

6. Adding a new Section 4.3.4.4.4(10) and Section 4.3.4.4.401) reading in its entirety as follows:

“(10) up to 12,109,73 shares of Series C Preferred issued upon the exercise of warrants issued under the 2011 Convertible Note Purchase Agreement.”

(11) up to 155,700 shares of Common issued upon the exercise of warrants issued during 2011 to GE Capital Corporation or its affiliates pursuant to a credit facility.”

[Remainder of Page Intentionally Left Blank]

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IN WITNESS WHEREOF, the Company has caused this Fourth Certificate of Amendment of the Fourth Amended and Restated Certificate of Incorporation to be executed on its behalf by Jeffrey D. Abbey, its President and Chief Executive Officer, this 25th day of July, 2011.

/s/ Jeffrey D. Abbey
Jeffrey D. Abbey
President & Chief Executive Officer

9

CERTIFICATE OF AMENDMENT

OF

RESTATED CERTIFICATE OF INCORPORATION

OF

ARGOS THERAPEUTICS, INC.

Pursuant to Section 242 of the

General Corporation Law of the State of Delaware

Argos Therapeutics, Inc. (the “Corporation”), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify as follows:

A resolution was duly adopted by the Board of Directors of the Corporation pursuant to Section 242 of the General Corporation Law of the State of Delaware setting forth a proposed amendment to the Third Amended and Restated Certificate of Incorporation of the Corporation, as amended (the “Restated Certificate of Corporation”) and declaring such amendment to be advisable. The stockholders of the Corporation duly approved and adopted such proposed amendment by written consent in accordance with Sections 228 and 242 of the General Corporation Law of the State of Delaware. Accordingly, to effect such proposed amendment, it is:

RESOLVED:	That Section 4.1 of the Restated Certificate of Incorporation of the Corporation, as amended, be and hereby is deleted in its entirety and the following is inserted in lieu thereof:

“4.1 Upon the filing of this Certificate of Amendment of Restated Certificate of Incorporation with the Secretary of State of the State of Delaware (the “Effective Time”), a one-for-22.6272 reverse stock split of the Corporation’s Common Stock shall become effective, pursuant to which each 22.6272 shares of Common Stock outstanding and held of record by each stockholder of the Corporation (including treasury shares) immediately prior to the Effective Time shall be reclassified and combined into one validly issued, fully paid and nonassessable share of Common Stock automatically and without any action by the holder thereof upon the Effective Time and shall represent one share of Common Stock from and after the Effective Time (such reclassification and combination of shares designated as the “Reverse Stock Split”). No fractional shares of Common Stock shall be issued as a result of the Reverse Stock Split and, in lieu thereof, upon surrender after the Effective Time of a certificate which formerly represented shares of Common Stock that were issued and outstanding immediately prior to the Effective Time, any person who would otherwise be entitled to a fractional share of Common Stock as a result of the Reverse Stock Split, following the Effective Time, shall be entitled to receive a cash payment equal to the fraction of which such holder would otherwise be entitled multiplied by the fair value per share as determined by the Board of Directors of the Corporation.

Each stock certificate that, immediately prior to the Effective Time, represented shares of Common Stock that were issued and outstanding immediately prior to the Effective Time shall, from and after the Effective Time, automatically and without the necessity of presenting the same for exchange, represent that number of whole shares of Common Stock after the Effective Time into which the shares formerly represented by such certificate have been reclassified (as well as the right to receive cash in lieu of fractional shares of Common Stock after the Effective Time); provided, however, that each person of record holding a certificate that represented shares of Common Stock that were issued and outstanding immediately prior to the Effective Time shall receive, upon surrender of such certificate, a new certificate evidencing and representing the number of whole shares of Common Stock after the Effective Time into which the shares of Common Stock formerly represented by such certificate shall have been reclassified; provided, further, however that if any holder of record holds more than one stock certificate representing shares of Common Stock that were issued and outstanding immediately prior to the Effective Time, then all of the shares of Common Stock held of record by such holder shall be aggregated immediately prior to the Effective Time with such aggregate amount subject to the Reverse Stock Split and such holder shall receive, upon surrender of all such certificates, a single new certificate evidencing and representing the number of whole shares of Common Stock after the Effective Time into which all of the shares of Common Stock formerly represented by the certificates held by such holder shall have been reclassified.

The total number of shares of all classes of stock which the Corporation shall have the authority to issue is 457,259,867, of which (i) 262,870,000 shares are of a class designated “Common Stock”, $0.001 par value (the “Common”), and (ii) 194,389,867 shares are of a class designated “Preferred Stock”, $0.001 par value (the “Preferred”), of which 1,648,253 shares are of a series of such class designated “Series A Preferred Stock” (the “Series A Preferred”), 29,799,083 shares are of a series of such class designated “Series B Preferred Stock” (the “Series B Preferred”), 3,671,086 shares are of a series of such class designated “Series B-1 Preferred Stock” (the “Series B-1 Preferred”), and 159,271,445 shares are of a series of such class designated “Series C Preferred Stock” (the “Series C Preferred”).”

RESOLVED:	That Section 4.3.4.1.2 of the Restated Certificate of Incorporation be and hereby is amended by deleting the definition of “Qualified Preferred Offering” set forth in the last sentence of Section 4.3.4.1.2 of the Restated Certificate of Incorporation and inserting in lieu thereof the following:

““Qualified Public Offering” means the closing of a firm commitment underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, covering the offer and sale of Common for the account of the Company to the public where such offering is either (a) at a price per share of not less than three times the Series C Original Purchase Price (as adjusted for stock splits, dividends and the like) with aggregate proceeds to the Company of not less than $30,000,000 (before deduction of underwriters commissions and expenses) or (b) (i) at a price per share satisfactory to the Board of Directors or a duly authorized committee thereof, (ii) effective on or before March 31, 2012, and (iii) with aggregate proceeds to the Company of not less than $30,000,000 (before deduction of underwriters commissions and expenses).”

RESOLVED:	That subsection (b) of Section 4.3.4.1.4 of the Restated Certificate of Incorporation be and hereby is deleted in its entirety and the following is inserted in lieu thereof:

“All shares of Common issued to any holder of Series A Preferred as a result of conversion pursuant to this Section 4.3.4.1.4 shall be aggregated for the purpose of determining the number of shares of Common to which such holder shall be entitled, and no fractional shares shall be issued in connection with such conversion. Any stockholder who would otherwise be entitled to hold or receive a fractional share of Common or Series A Preferred as a result of such conversion shall receive in lieu thereof cash in an amount equal to such fraction multiplied by the Series C Original Purchase Price (as defined below).”

RESOLVED:	That subsection (b) of Section 4.3.4.1.5 of the Restated Certificate of Incorporation be and hereby is deleted in its entirety and the following is inserted in lieu thereof:

“All shares of Common issued to any holder of Series A Preferred as a result of conversion pursuant to this Section 4.3.4.1.5 shall be aggregated for the purpose of determining the number of shares of Common to which such holder shall be entitled, and no fractional shares shall be issued in connection with such conversion. Any stockholder who would otherwise be entitled to hold or receive a fractional share of Common or Series A Preferred as a result of such conversion shall receive in lieu thereof cash in an amount equal to such fraction multiplied by the Series C Original Purchase Price (as defined below).”

RESOLVED:	That Section 4.3.4.2.2 of the Restated Certificate of Incorporation be and hereby is amended by deleting the first sentence thereof and inserting in lieu thereof the following:

“The Company shall give written notice to each holder of a share of Series A Preferred written notice within thirty days after the occurrence of any Series A Mandatory Conversion Event other than a Qualified Public Offering.”

RESOLVED:	That subsection (b) of Section 4.4.4.1.4 of the Restated Certificate of Incorporation be and hereby is deleted in its entirety and the following is inserted in lieu thereof:

“All shares of Common issued to any holder of Series B Preferred as a result of conversion pursuant to this Section 4.4.4.1.4 shall be aggregated for the purpose of determining the number of shares of Common to which such holder shall be entitled, and no fractional shares shall be issued in connection with such conversion. Any stockholder who would otherwise be entitled to hold or receive a fractional share of Common or Series B Preferred as a result of such conversion shall receive in lieu thereof cash in an amount equal to such fraction multiplied by the Series C Original Purchase Price (as defined below).”

RESOLVED:	That subsection (b) of Section 4.4.4.1.5 of the Restated Certificate of Incorporation be and hereby is deleted in its entirety and the following is inserted in lieu thereof:

“All shares of Common issued to any holder of Series B Preferred as a result of conversion pursuant to this Section 4.4.4.1.5 shall be aggregated for the purpose of determining the number of shares of Common to which such holder shall be entitled, and no fractional shares shall be issued in connection with such conversion. Any stockholder who would otherwise be entitled to hold or receive a fractional share of Common or Series B Preferred as a result of such conversion shall receive in lieu thereof cash in an amount equal to such fraction multiplied by the Series C Original Purchase Price (as defined below).”

RESOLVED:	That Section 4.4.4.2.2 of the Restated Certificate of Incorporation be and hereby is amended by deleting the first sentence thereof and inserting in lieu thereof the following:

“The Company shall give written notice to each holder of a share of Series B Preferred written notice within thirty days after the occurrence of any Series B Mandatory Conversion Event other than a Qualified Public Offering.”

RESOLVED:	That subsection (b) of Section 4.5.4.1.4 of the Restated Certificate of Incorporation be and hereby is deleted in its entirety and the following is inserted in lieu thereof:

“All shares of Common issued to any holder of Series B-1 Preferred as a result of conversion pursuant to this Section 4.5.4.1.4 shall be aggregated for the purpose of determining the number of shares of Common to which such holder shall be entitled, and no fractional shares shall be issued in connection with such conversion. Any stockholder who would otherwise be entitled to hold or receive a fractional share of Common or Series B-1 Preferred as a result of such conversion shall receive in lieu thereof cash in an amount equal to such fraction multiplied by the Series B-1 Original Purchase Price (as defined below).”

RESOLVED:	That subsection (b) of Section 4.5.4.1.5 of the Restated Certificate of Incorporation be and hereby is deleted in its entirety and the following is inserted in lieu thereof:

“All shares of Common issued to any holder of Series B-1 Preferred as a result of conversion pursuant to this Section 4.5.4.1.5 shall be aggregated for the purpose of determining the number of shares of Common to which such holder shall be entitled, and no fractional shares shall be issued in connection with such conversion. Any stockholder who would otherwise be entitled to hold or receive a fractional share of Common or Series B-1 Preferred as a result of such conversion shall receive in lieu thereof cash in an amount equal to such fraction multiplied by the Series B-1 Original Purchase Price (as defined below).”

RESOLVED:	That Section 4.5.4.2.2 of the Restated Certificate of Incorporation be and hereby is amended by deleting the first sentence thereof and inserting in lieu thereof the following:

“The Company shall give written notice to each holder of a share of Series B-1 Preferred written notice within thirty days after the occurrence of any Series B-1 Mandatory Conversion Event other than a Qualified Public Offering.”

RESOLVED:	That subsection (b) of Section 4.6.4.1.4 of the Restated Certificate of Incorporation be and hereby is deleted in its entirety and the following is inserted in lieu thereof:

“All shares of Common issued to any holder of Series C Preferred as a result of conversion pursuant to this Section 4.6.4.1.4 shall be aggregated for the purpose of determining the number of shares of Common to which such holder shall be entitled, and no fractional shares shall be issued in connection with such conversion. Any stockholder who would otherwise be entitled to hold or receive a fractional share of

Common or Series C Preferred as a result of such conversion shall receive in lieu thereof cash in an amount equal to such fraction multiplied by the Series C Original Purchase Price (as defined below).”

RESOLVED:	That subsection (b) of Section 4.6.4.1.5 of the Restated Certificate of Incorporation be and hereby is deleted in its entirety and the following is inserted in lieu thereof:

“All shares of Common issued to any holder of Series C Preferred as a result of conversion pursuant to this Section 4.6.4.1.5 shall be aggregated for the purpose of determining the number of shares of Common to which such holder shall be entitled, and no fractional shares shall be issued in connection with such conversion. Any stockholder who would otherwise be entitled to hold or receive a fractional share of Common or Series C Preferred as a result of such conversion shall receive in lieu thereof cash in an amount equal to such fraction multiplied by the Series C Original Purchase Price (as defined below).”

RESOLVED:	That Section 4.6.4.2.2 of the Restated Certificate of Incorporation be and hereby is amended by deleting the first sentence thereof and inserting in lieu thereof the following:

“The Company shall give written notice to each holder of a share of Series C Preferred written notice within thirty days after the occurrence of any Series C Mandatory Conversion Event other than a Qualified Public Offering.”

[Remainder of Page Intentionally Left Blank.]

IN WITNESS WHEREOF, the Corporation has caused its corporate seal to be affixed hereto and this Certificate of Amendment to be signed by its Chief Executive Officer this 14th day of February, 2012.

ARGOS THERAPEUTICS, INC.

By:	/s/ Jeffrey D. Abbey
Jeffrey D. Abbey
President and Chief Executive Officer